EXHIBIT 3.1

Virginia Electric and Power Company

Restated Articles of Incorporation, As Amended

As In Effect On May 6, 1999

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Table of Contents

		Page

I.	Name	1

II.	Purposes	1

III.	Stock	1

	Division A – Preferred Stock	2

	1. Issuance in Series	2

	2. Dividends	3

	3. Preference on Liquidation, etc.	4

	4. Redemption and Purchase	5

	5. Restrictions on Certain Corporate Action	7

	Majority vote or consent of Preferred Stock required (and sufficient) to:

	(a) Authorize or issue any Senior Stock	7

	(b) Authorize or issue any Parity Stock	7

	(c) Increase the number of authorized shares of Preferred Stock	7

	(d) Authorize or issue certain convertible securities	7

	(e) Amend Article III so as to affect any preferences or rights of Preferred Stock	7

	(f) Reduce the amount of capital represented by the Preferred Stock or, except as stated, reduce the amount of capital represented by the Junior Stock	8

	(g) Issue authorized but unissued Preferred Stock unless:

	(i) after such issuance, capital represented by Preferred Stock, Senior Stock and Parity Stock does not exceed capital represented by Common Stock; and	8

	(ii) stated income requirements are met	8

	(h) Merge, consolidate or sell assets as an entirety, except as stated	10

	No vote of Preferred Stock of any series required for issuance of securities to retire all the Preferred Stock of such series	10

	6. Voting Rights	10

	No right to vote except (a) as provided by (5) above, (b) as required by Virginia law and (c) that if dividends for one year shall become in arrears, the Preferred Stock may elect a majority of the Board of Directors	10

	Special meetings upon accrual or termination of right of Preferred Stock to elect directors	11

	Filling vacancies between meetings	11

	Removal of directors	12

	Preferred Stock not to receive notice of meetings unless entitled to vote	12

	Action that may be taken by either class in absence of quorum of other	12

	Preferred Stock to vote as a single class except as stated	13

	7. Series of Preferred Stock	13

	(a) $5 Dividend Preferred Stock	13

	(b) $4.04 Dividend Preferred Stock	14

	(c) $4.20 Dividend Preferred Stock	15

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	(d) $4.12 Dividend Preferred Stock	15

	(e) $4.80 Dividend Preferred Stock	16

	(f) $7.72 Dividend Preferred Stock	17

	(g) $7.45 Dividend Preferred Stock	18

	(h) $7.20 Dividend Preferred Stock	19

	(i) $7.72 Dividend Preferred Stock (1972 Series)	20

	(j) $7.325 Dividend Preferred Stock	20

	(k) $8.40 Dividend Preferred Stock	22

	(l) $8.20 Dividend Preferred Stock	24

	(m) $8.60 Dividend Preferred Stock	27

	(n) $8.625 Dividend Preferred Stock	29

	(o) $8.925 Dividend Preferred Stock	32

	(p) $10.25 Dividend Preferred Stock	36

	(q) $7.58 Dividend Preferred Stock	38

	Division B – Common Stock	40

	1. Dividends	40

	2. Distribution of	40

	3. Voting Rights	41

	4. Purchase of Junior Stock	41

	Division C – General Provisions	41

	1. Additional issues by Board of Directors	41

	2. Determination of reserves and dividends by Board of Directors	41

	3. No pre-emptive right	42

	4. One vote for each share of any class entitled to vote; quorum; plurality vote	42

	5. Allocation to surplus of part of consideration for additional stock	42

IV.	Office	42

V.	Directors	42

	Number of Directors to be fixed by Bylaws	42

	Vacancies on the Board of Directors	42

VI.	Indemnification	43

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I.    Name.

The name of the Corporation is Virginia Electric and Power Company.

II.    Purposes.

The purpose of the Corporation is to engage in the business of a public service company, including the business of a general electric, power and lighting company, with all the rights, powers and privileges conferred by the constitution and laws of the Commonwealth of Virginia as they now are or may hereafter exist;

And in addition thereto, the Corporation shall have and enjoy all of the rights, powers and privileges granted to or conferred upon railway, light and power companies by the laws of the Commonwealth of Virginia; the powers set forth in or conferred by the charter of the Corporation and all the powers set forth in the charter, articles of association or certificates of incorporation, as amended, of each and every other predecessor corporation.

III.    Stock.

The Corporation shall have authority to issue 10,000,000 shares of Preferred Stock.

The Corporation shall have authority to issue 300,000 shares of Common Stock.

The number of authorized shares of the Corporation of any class may be increased or decreased in the manner and subject to the conditions and limitations prescribed by the laws of the Commonwealth of Virginia, as they now or may hereafter exist, and subject to the provisions hereinafter contained.

The description of said classes of stock, and the designations, preferences and voting powers of such classes of stock, or restrictions or qualifications thereof, and the terms on which such stock is to be issued (together with certain related provisions for the regulation of the business and for the conduct of the affairs of the Corporation) shall be as hereinafter in Divisions A, B, and C set forth.

Division A—Preferred Stock

1.	Issuance in Series. The Board of Directors is hereby empowered to cause the Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (a)-(f), both inclusive, of this Section 1 as shall have been determined by the Board of Directors with respect to any series prior to the issue of any shares of such series, and to reclassify any of the authorized but unissued Preferred Stock of a particular series as shares, or additional shares, of any other series whether then or theretofore created (except any series as to which it shall have been otherwise provided at the time of creating such series), subject, however, to the provisions of Sections 2-6, both inclusive, of this Division A, which shall apply to all series of the Preferred Stock of the Corporation.

The	shares of the Preferred Stock of different series may vary as to:

(a)	The designation of such series, which may be by distinguishing number, letter or title;

(b)	The rate or rates (which may be fixed or variable) at which dividends are payable on the shares of such series, hereinafter referred to as the “dividend rate”, and the dividend payment dates of the shares of such series;

(c)	The price payable in respect of the shares of such series, if and when redeemable, in case of the redemption thereof, which price in respect of any series may, but need not, vary according to the time or circumstances of such action, said price or prices being hereinafter referred to as the “redemption price”;

(d)	The amount payable in respect of the shares of such series in case of liquidation, dissolution or winding up of the Corporation, the amount or amounts so fixed being hereinafter referred to as the “liquidation price”, and the amount payable, if any, in addition to the liquidation price for such series in case such action be voluntary, the amount or amounts so fixed being hereinafter referred to as the “liquidation premium”; which amounts in respect of any series may, but need not, vary according to the time or circumstances of such action;

(e)	The amount of the sinking fund, if any, providing for the purchase or redemption of the shares of such series; and

(f)	The right, if any, to convert the shares of such series into shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and the rate or basis, time, manner and conditions of conversion or the method by which the same shall be determined.

The shares of all series of Preferred Stock shall be equal in all respects except as, consistently with this Section 1, shall have been otherwise determined by the Board of Directors prior to the issuance thereof. All shares of Preferred Stock of each series shall be equal in all respects.

2.

Dividends.    The holders of the Preferred Stock of each series shall be entitled to receive, if and when declared payable by the Board of Directors, dividends in lawful money of the United States of America at, but not exceeding, the dividend rate or rates (which may be fixed or variable) for such series, payable on such dates as shall be prescribed for such series. Such dividends shall be cumulative (but dividends in arrears shall not bear interest) and no dividends shall be declared or paid upon or set apart for Junior Stock (which term means, for the purpose of this Article, the Common Stock and stock of any other class hereafter created ranking junior to the Preferred Stock in respect of dividends or assets) unless and until full dividends on the outstanding Preferred Stock at the dividend rate or rates therefor shall have been paid or declared and set apart for payment with respect to all past dividend periods and the current dividend period. Dividends on all shares of the Preferred Stock of each series shall commence to accrue and be cumulative from the date of the initial issue of any shares of such series; but (a) all dividends declared payable to the holders of record of Preferred Stock of any series as of a date on which shares of Preferred Stock of such series are owned by the Corporation shall be deemed to have been paid in respect of such shares owned by the Corporation on such date, and (b) in the event of the issuance of additional shares of Preferred Stock of any series subsequent to the date of the initial issuance of shares of such series, all dividends declared payable to the holders of record of Preferred Stock of such series as of a date prior to such additional issuance shall be deemed to have been paid in respect of the additional shares so issued. Unless full dividends with respect to all past dividend periods on the outstanding Preferred Stock at the dividend rate or rates therefor shall have been paid or declared and set apart for payment, no dividends shall be declared on the Preferred Stock of any series unless dividends are declared on the Preferred Stock of all series then outstanding in proportion to the aggregate amounts of the deficiencies in payment of such full dividends for the respective series.

The terms “current dividend period” and “past dividend period”, for the purposes of this Article, mean, if two or more series of Preferred Stock having different dividend periods are at the time outstanding, the current dividend period or any past dividend period, as the case may be, with respect to each such series.

3.	Preference on Liquidation, etc. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock of each series shall be entitled to receive, for each share thereof, the liquidation price for such series, plus, in case such liquidation, dissolution or winding up shall have been voluntary, the liquidation premium for such series, if any, together in all cases with a sum equal to all dividends accrued or in arrears thereon, before any distribution of the assets shall be made to holders of Junior Stock; but the holders of the Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then such assets shall be distributed among the holders of the Preferred Stock then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled. The expression “dividends accrued or in arrears” means, for the purposes of this Section 3 and of Section 4 of this Division A, in respect of each share of the Preferred Stock of any series, that amount which shall be equal to simple interest upon the sum of one hundred dollars at an annual rate equal to the percentage that the dividend rate or rates for such series is of one hundred dollars, from the date from which cumulative dividends thereon commence to accrue to the date as of which the computation is to be made, less the aggregate amount of all dividends theretofore paid or deemed to have been paid. Nothing in this Section 3 shall be deemed to prevent the purchase, acquisition or other retirement by the Corporation of shares of its Junior Stock consistently with the restrictions of Section 4 of this Division A, and no such purchase, acquisition or other retirement of shares of its Junior Stock shall be deemed to be a liquidation, dissolution or winding up of the Corporation. A merger of the Corporation into any other corporation, or merger of any other corporation into the Corporation, or consolidation of the Corporation with any other corporation or a sale or transfer of the property of the Corporation as or substantially as an entirety shall not be deemed to be a liquidation, dissolution or winding up of the Corporation.

4.	Redemption and Purchase. The Corporation may, at its option expressed by resolution of its Board of Directors, at any time or from time to time, redeem the whole or any part of the Preferred Stock or of any series thereof which is at the time redeemable, at the redemption price for such series, together with a sum equal to all dividends accrued or in arrears thereon. Notice of any proposed redemption of the Preferred Stock shall be given by publication at least once in one newspaper printed in the English language and customarily published on each business day and, wherever published, of general circulation in the City of Richmond, Commonwealth of Virginia, and in one newspaper printed in the English language and customarily published on each business day and, wherever published, of general circulation in the Borough of Manhattan, the City of New York, the publication in each such newspaper to be at least thirty (30) days, and not more than ninety (90) days, prior to the date fixed for such redemption. Notice of any proposed redemption of Preferred Stock shall also be given by the Corporation by mailing a copy of such notice, at least thirty (30) days, and not more than ninety (90) days, prior to the date fixed for such redemption, to the holders of record of the Preferred Stock to be redeemed, at their respective addresses then appearing on the books of the Corporation; but neither failure to mail such copy nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Preferred Stock so to be redeemed. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, the Corporation shall select by lot or pro rata the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which, and the terms and conditions upon which, the shares of the Preferred Stock shall be redeemed from time to time.

On or at any time before the redemption date, the Corporation shall deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, the City of New York, and having, or being a part of a bank holding company group having, capital, surplus and undivided profits aggregating at least $500,000,000, or organized under the laws of the United States of America or of the Commonwealth of Virginia, doing business in the City of Richmond and having, or being a part of a bank holding company group having, capital, surplus and undivided profits aggregating at least $75,000,000, designated or to be designated in such notice of redemption. Upon completing the publication as hereinabove provided of the notice of such redemption or upon the earlier delivery to said bank or trust company of irrevocable authorization and direction to begin promptly and complete such publication of notice, then all shares with respect to the redemption of which such deposit shall have been made and such publication completed or authorization therefor given shall, whether or not the certificates therefor shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest. At the expiration of five years after the redemption date any such moneys then remaining on deposit with such bank or trust company shall be paid over to the Corporation, free of trust, and thereafter the holders of the certificates for such shares shall have no claims against such bank or trust company, but only claims as unsecured creditors against the Corporation, or against the Commonwealth of Virginia or as otherwise provided by law in the event of escheat by law, for amounts equal to their pro rata shares of the moneys so paid over without interest.

The Corporation may also from time to time purchase or otherwise acquire for a consideration shares of its Preferred Stock at a price or prices per share not exceeding the price at which the same may be redeemed plus the usual and customary brokerage commissions paid in connection with the purchase thereof.

The Corporation shall not, however, at any time redeem, purchase or otherwise acquire for a consideration less than the whole of its then outstanding Preferred Stock, or redeem, purchase, or otherwise acquire for a consideration any shares of any class of stock ranking on a parity with the Preferred Stock in respect of dividends or assets (such stock being hereinafter referred to as “Parity Stock”), or redeem, purchase, or otherwise acquire for a consideration any shares of Junior Stock, unless full dividends at the dividend rate or rates therefor with respect to all past dividend periods and the current dividend period in which the date fixed for such redemption, purchase or other acquisition shall fall shall have been paid or declared and set apart for payment on all shares of Preferred Stock then outstanding and not then to be redeemed, purchased or so acquired. Shares of Preferred Stock redeemed, or purchased or otherwise acquired by the Corporation and cancelled, shall be retired, but such retirement shall not reduce the maximum authorized amount of the Preferred Stock. If shares of Preferred Stock purchased or otherwise acquired by the Corporation shall be held in its treasury, such shares may from time to time be sold as the Board of Directors may determine consistently with the restrictions of Section 5 of this Division A.

5.	Restrictions on Certain Corporation Action. So long as any shares of the Preferred Stock shall remain outstanding, the Corporation shall not, without the affirmative vote of a majority of the shares of the Preferred Stock represented at a meeting at which a quorum exists, called for such purpose but upon such vote, and upon any requisite consent or vote of the holders of the shares of the Common Stock then outstanding, may:

(a)	Authorize or issue any stock ranking prior to the Preferred Stock in respect of dividends or assets (such stock being hereinafter referred to as “Senior Stock”), except the issue of Senior Stock upon conversion of obligations or securities convertible into, or upon exercise of warrants, rights or options to purchase or subscribe to, Senior Stock;

(b)	Authorize or issue any Parity Stock, except the issue of Parity Stock upon conversion of obligations or securities convertible into, or upon exercise of warrants, rights or options to purchase or subscribe to, Parity Stock;

(c)	Increase the number of authorized shares of the Preferred Stock;

(d)	Authorize or issue any obligation or security convertible into, or any warrants, rights or options to purchase or subscribe to, shares of Senior Stock, Preferred Stock or Parity Stock;

(e)	Amend the provisions of this Article so as to change the designation, rights, preferences or limitations of the Preferred Stock; provided, however, that if any such amendment would change the designation, rights, preferences or limitations of the holders of one or more, but not all, of the series of the Preferred Stock at the time outstanding, such consent of the holders of a majority of the number of shares constituting a quorum of the series affected shall also be required; or

(f)	Reduce the amount of capital represented by the outstanding Preferred Stock; or reduce the aggregate amount of capital represented by Junior Stock below the aggregate amount of capital represented by the outstanding Preferred Stock, Senior Stock and Parity Stock, except in a case where any State or Federal regulatory body having jurisdiction shall have required or permitted the Corporation to reduce the book value of any of its assets and, in connection therewith, the amount of capital represented by Junior Stock shall be reduced by an amount or amounts not exceeding in the aggregate the amount of such reduction in book value of assets.

(g)	Issue any shares of its then authorized but unissued Preferred Stock, unless:

(i)	The amount of capital represented by the outstanding Preferred Stock, Senior Stock and Parity Stock to be outstanding immediately after the issue, sale or other disposition of such shares, shall not exceed the amount of capital represented by the Common Stock, together with the sum of premiums on capital stock and surplus; and

(ii)

The following earnings limitation shall be satisfied: (x) the net income of the Corporation, less dividend requirements on Senior Stock, for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the month within which such shares are to be issued, sold or otherwise disposed of, shall have been at least two and one-half times the dividend requirements for a twelve months’ period upon all shares of Preferred Stock and Parity Stock to be outstanding immediately after the issue, sale or other disposition of such shares, but excluding from the foregoing computation interest charges on all indebtedness, and dividends on all shares of Senior Stock, to be retired through the issue, sale or other disposition of such shares; and (y) the sum of the net income of the Corporation and the interest charges deducted in arriving at such net income shall be at least one and one-half times the sum of the interest requirements for a twelve months’ period on all debt to be outstanding, and the dividend requirements for a twelve months’ period upon all shares of Preferred Stock, Parity Stock and Senior Stock to be outstanding, immediately after the proposed issue, sale or other disposition of such shares. The net income of the Corporation for the purposes of this clause (ii) shall be calculated in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises or in the absence thereof in accordance with recognized accounting practice applicable to companies engaged in a business similar to that of the Corporation, except that if the Corporation shall have acquired, within or after the particular period for which the calculation of net income is made (such period being hereinafter sometimes referred to as the calculation period), any plant or system, including any property used in connection therewith, which was not constructed or erected by or for the Corporation and which prior to the purchase or acquisition thereof by the Corporation had been used or operated by others than the Corporation (such plant or system being hereinafter sometimes referred to as an acquired plant or system), or in case the proceeds of the proposed issue, sale or other disposition are to be used to acquire any plant or system of similar character, then, in computing the net income of the Corporation there shall be included, to the extent that they may not have been otherwise included, the net earnings or net losses (computed as if such plant or system had been owned by the Corporation during the whole of the calculation period, and computed so as to eliminate all inter-company items, if any) of such acquired plant or system, or of the plant or system of similar character to be acquired for the whole of the calculation period, and if such plant or system was acquired in exchange for any properties of the Corporation as a going concern, plant or system, the net earnings or net losses of such latter property shall be excluded pursuant to the requirements of the next sentence hereinbelow. In case during or after the calculation period the Corporation shall have sold any part of its properties as a going concern, plant or system, then, in computing the net income of the Corporation, the net earnings or net losses of such property for the whole of the calculation period, or for the portion thereof up to the time of the sale, as the case may be, shall be excluded to the extent practicable on the basis of actual net earnings or net losses of such property or on the basis of such estimates of the net earnings or net losses of such property as shall be made pursuant to the next sentence hereinbelow. The net earnings or net losses of any operating properties so acquired or to be acquired or so sold as a going concern, plant or system shall, except to the extent that they may, consistently with the above requirements, have been separately kept, be determined, consistently with the above requirements, by an estimate made and certified to the Corporation by an independent accountant or firm of independent accountants selected and paid by it. Net earnings or net losses of any acquired plant or system, or of any plant or system of similar character to be acquired, or of any part of the properties of the Corporation that shall have been sold as a going concern, plant, or system, shall, for the purposes of this clause (ii), mean the net income or net income deficit, respectively, of such plant or system or properties.

(h)	Merge the Corporation into any other corporation, merge any other corporation into the Corporation, consolidate the Corporation with any other corporation or sell or transfer the property of the Corporation as or substantially as an entirety, unless such merger, consolidation, sale or transfer, or the issuance or assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, approved or permitted by the State Corporation Commission of Virginia or any regulatory authority of the United States having jurisdiction in the premises; provided that the provisions of this clause shall not apply to a purchase or other acquisition by the Corporation of the assets or franchises of another corporation, or to any other transaction which does not include such a merger, consolidation, sale or transfer of property.

Notwithstanding anything elsewhere in this Article, if in connection with the accomplishment of any matter whatever provision is to be made for the redemption or retirement of all of the Preferred Stock of any series at the time outstanding, (x) nothing in this Article shall be construed to confer on the holders of the Preferred Stock of such series any power or right to vote in respect of any such matter, and (y) the holders of the Preferred Stock of such series shall not have any power or right to vote in respect of any such matter except where, and to the extent that, a right to vote which can not be waived by the terms hereof is conferred by then existing laws of the Commonwealth of Virginia on holders of non-voting stock.

6.	Voting Rights. The holders of the Preferred Stock shall not be entitled to vote except as follows:

(a)	As expressly provided in the preceding Section 5; and

(b)	In proceedings as to which a right to vote which cannot be waived by the terms hereof is conferred by then existing laws of the Commonwealth of Virginia on holders of non-voting stock; and

(c)	If and when dividends on any of the outstanding Preferred Stock shall be in default in an amount equivalent to full dividends for one year or more, there shall accrue to holders of outstanding shares of Preferred Stock the right, as a class, to elect the smallest number of directors necessary to constitute a majority of the full board and such holders shall retain such right until full dividends on the outstanding Preferred Stock at the dividend rate or rates therefor with respect to all past dividend periods and the current dividend period shall have been paid or declared and set apart for payment, at which time such right shall terminate.

So long as holders of the Preferred Stock shall have the right, voting as a class, to elect a majority of the directors under the terms of clause (c) of the first sentence of this Section 6, the holders of the Common Stock voting as a class shall be entitled to elect the remaining directors.

Whenever the holders of Preferred Stock shall acquire the right to elect a majority of the directors under the terms of clause (c) of the first sentence of this Section 6, a special meeting of the Shareholders shall be called by or on the written request of the holders of not less than ten percent (10%) of the total number of shares of Preferred Stock then outstanding, for the purpose of electing a new Board of Directors, to be held on not less than ten (10) nor more than sixty (60) days’ notice, provided, however, that no special meeting shall be called if an annual meeting of the Shareholders is to be held within sixty (60) days after the holders of the Preferred Stock shall have become entitled to exercise such voting right. The terms of office of all persons who may be directors of the Corporation at the time shall terminate upon any election of directors by the holders of Preferred Stock in accordance with these provisions, regardless of whether or not the holders of the Common Stock shall have elected the remaining directors of the Corporation; and unless and until such remaining directors of the Corporation shall be elected by the holders of the Common Stock, the number of directors, for the purpose of determining the existence of a quorum or the validity of any action taken, shall, notwithstanding any other provisions hereof, be deemed to be the number of directors elected by the holders of the Preferred Stock.

Whenever the holders of Preferred Stock shall have ceased to have the right to elect a majority of the directors under the terms of clause (c) of the first sentence of this Section 6, a special meeting of the Shareholders shall be called by or on the written request of the holders of not less than ten percent (10%) of the total number of shares of Common Stock then outstanding, for the purpose of electing a new Board of Directors, to be held on not less than ten (10) nor more than sixty (60) days’ notice, provided, however, that no such special meeting shall be called if an annual meeting of the Shareholders is to be held within sixty (60) days after the holders of the Preferred Stock shall have ceased to be entitled to exercise such voting right. The terms of office of all persons who may be directors of the Corporation at the time shall terminate upon any election of directors by the holders of Common Stock in accordance with the provisions of this paragraph.

If, during any interval between meetings of Shareholders for the election of directors while the holders of Preferred Stock shall be entitled to elect any director pursuant to this Section 6, the number of directors in office who have been elected by the holders of the Preferred Stock or Common Stock, as the case may be, shall become less than the total number of directors which the holders of shares of such class are entitled to elect, whether by reason of the resignation, death or removal of any director or directors, or an increase in the total number of directors, the vacancy or vacancies shall be filled by a majority vote of the remaining directors then in office who were elected by the holders of shares of such class or whose predecessors were so elected.

Any director may be removed from office by vote of the holders of a majority of the shares of the class of stock voted for his election or for his predecessor in cases where such director was elected by other directors. A special meeting of holders of shares of any class may be called by a majority vote of the directors then in office who were elected by the holders of shares of such class or whose predecessors were so elected, for the purpose of removing a director in accordance with the provisions of the preceding sentence, and shall be called by or on the written request of the holders of not less than twenty percent (20%) of the outstanding shares of the class entitled to vote with respect to the removal of any such director, to be held on not less than ten (10) nor more than sixty (60) days’ notice.

The holders of Preferred Stock shall not be entitled to receive notice of any meeting of holders of any class of stock at which they are not entitled to vote, except as notice to holders of non-voting stock may be required by the laws of the Commonwealth of Virginia.

At any meeting of Shareholders when the holders of the Preferred Stock shall be entitled to vote for the election of directors, the absence of a quorum of the holders of the Preferred Stock or of the holders of Common Stock shall not prevent an election at any such meeting or adjournment thereof of directors by the other such class if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such meeting. In the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the holders of the requisite number of shares of such class shall be present in person or by proxy.

Except when some provision of law shall be controlling and except as otherwise provided in clause (e) of Section 5 of this Division A, whenever shares of two or more series of the Preferred Stock are outstanding, no particular series of the Preferred Stock shall be entitled to vote as a separate class on any matter and all shares of the Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which the vote of the shareholders of the Corporation by classes may now or hereafter be required.

7.	Series of Preferred Stock.

(a)	$5 Dividend Preferred Stock. The first series of Preferred Stock is designated as “$5 Dividend Preferred Stock”; the dividend rate on the shares of such series shall be $5 per share per annum; the dividend payment dates on the shares of such series shall be March 20, June 20, September 20 and December 20 of each year; the redemption price of the shares of such series shall be $112.50 per share on and after March 20, 1953; the liquidation price of the shares of such series shall be $100 per share; and the liquidation premium of the shares of such series shall be $12.50 per share on and after March 20, 1953. 106,677 shares of the Preferred Stock are classified as $5 Dividend Preferred Stock. All such shares shall be deemed to have been issued on May 26, 1944, except that shares issued in conversion of script certificates for Preferred Stock of Virginia Railway and Power Company shall be deemed to have been issued as of the respective dates of the surrender of such script certificates therefor.

(b)	$4.04 Dividend Preferred Stock.

(i)	The distinctive serial designation of such series shall be “$4.04 Dividend Preferred Stock”.

(ii)	The dividend rate on the shares of such series shall be $4.04 per share per annum. The dividend payment dates on the shares of such series shall be March 20, June 20, September 20 and December 20 of each year beginning June 20, 1950. All shares of such series issued prior to the record date for the dividend payable June 20, 1950, shall be deemed to have been issued on March 14, 1950, and dividends shall be cumulative from that date.

(iii)	The redemption price of the shares of such series shall be $102.27 per share on and after March 20, 1960.

(iv)	The liquidation price of the shares of such series shall be $100 per share; and the liquidation premium of the shares of such series shall be $2.27 per share on and after March 20, 1960.

(v)	The shares of such series shall not be entitled to any sinking fund or right of conversion.

(vi)	Except as above provided, the shares of such series shall have all the designations, preferences and voting powers, and restrictions or qualifications thereof, expressed in the Articles of Incorporation of the Corporation. The shares of $4.04 Dividend Preferred Stock shall not have any special rights other than those specified herein or elsewhere in the Articles of Incorporation of the Corporation.

(vii)	12,926 shares of the Preferred Stock are classified as $4.04 Dividend Preferred Stock. This number may be increased or, upon retirement of shares, may be decreased, by filing articles of amendment to that effect.

(c)	$4.20 Dividend Preferred Stock.

(i)	The distinctive serial designation of such series shall be “$4.20 Dividend Preferred Stock”.

(ii)	The dividend rate on the shares of such series shall be $4.20 per share per annum. The dividend payment dates on the shares of such series shall be March 20, June 20, September 20 and December 20 of each year beginning June 20, 1951. All shares of such series issued prior to the record date for the dividend payable June 20, 1951, shall be deemed to have been issued on March 14, 1951, and dividends shall be cumulative from that date.

(iii)	The redemption price of the shares of such series shall be $102.50 per share on and after March 20, 1961.

(iv)	The liquidation price of the shares of such series shall be $100 per share; and the liquidation premium of the shares of such series shall be $2.50 per share on and after March 20, 1961.

(v)	The shares of such series shall not be entitled to any sinking fund or right of conversion.

(vi)	Except as above provided, the shares of such series shall have all the designations, preferences and voting powers, and restrictions or qualifications thereof, expressed in the Articles of Incorporation of the Corporation. The shares of $4.20 Dividend Preferred Stock shall not have any special rights other than those specified herein or elsewhere in the Articles of Incorporation of the Corporation.

(vii)	14,797 shares of the Preferred Stock are classified as $4.20 Dividend Preferred Stock. This number may be increased or, upon retirement of shares, may be decreased by filing articles of amendment to that effect.

(d)	$4.12 Dividend Preferred Stock.

(i)	The distinctive serial designation of such series shall be “$4.12 Dividend Preferred Stock, 1955 Series”.

(ii)	The dividend rate on the shares of such series shall be $4.12 per share per annum. The dividend payment dates on the shares of such series shall be March 20, June 20, September 20 and December 20 of each year beginning March 20, 1956. All shares of such series issued prior to the record date for the dividend payable March 20, 1956, shall be deemed to have been issued on December 15, 1955, and dividends shall be cumulative from that date.

(iii)	The redemption price of the shares of such series shall be $103.73 per share on and after January 1, 1966.

(iv)	The liquidation price of the shares of such series shall be $100 per share; and the liquidation premium of the shares of such series shall be $3.73 per share on and after January 1, 1966.

(v)	The shares of such series shall not be entitled to any sinking fund or right of conversion.

(vi)	Except as above provided, the shares of such series shall have all the designations, preferences and voting powers, and restrictions or qualifications thereof, expressed in the Articles of Incorporation of the Corporation. The shares of $4.12 Dividend Preferred Stock, 1955 Series, shall not have any special rights other than those specified herein or elsewhere in the Articles of Incorporation of the Corporation.

(vii)	32,534 shares of the Preferred Stock are classified as $4.12 Dividend Preferred Stock, 1955 Series. This number may be increased, or upon retirement of shares, may be decreased by filing articles of amendment to that effect.

(e)	$4.80 Dividend Preferred Stock.

(i)	The distinctive serial designation of such series shall be “$4.80 Dividend Preferred Stock”.

(ii)	The dividend rate on the shares of such series shall be $4.80 per share per annum. The dividend payment dates on the shares of such series shall be March 20, June 20, September 20 and December 20 of each year beginning September 20, 1962. The date of the initial issue of shares of such series shall be August 1, 1962, and dividends shall be cumulative from that date.

(iii)	The redemption price of the shares of such series shall be $101.00.

(iv)	The liquidation price of the shares of such series shall be $100 per share; and the liquidation premium (payable in addition to the liquidation price in case of voluntary liquidation, dissolution or winding up) of the shares of such series shall be $1.00.

(v)	The shares of such series shall not be entitled to any sinking fund or right of conversion.

(vi)	Except as above provided, the shares of such series shall have all the designations, preferences and voting powers, and restrictions or qualifications thereof, expressed in the Articles of Incorporation of the Corporation. The shares of $4.80 Dividend Preferred Stock shall not have any special rights other than those specified herein and in the Articles of Incorporation.

(vii)	73,206 shares of the Preferred Stock are classified as $4.80 Dividend Preferred Stock. This number may be increased or, upon retirement of shares, may be decreased by filing articles of amendment to that effect.

(f)	$7.72 Dividend Preferred Stock.

(i)	The distinctive serial designation of such series shall be “$7.72 Dividend Preferred Stock”.

(ii)	The dividend rate on the shares of such series shall be $7.72 per share per annum. Dividends shall be cumulative from June 12, 1969. The dividend payment dates on the shares of such series shall be March 20, June 20, September 20 and December 20 of each year beginning September 20, 1969.

(iii)	The redemption price of the shares of such series shall be $101.50.

(iv)	The liquidation price of the shares of such series shall be $100 per share; and the liquidation premium (payable in addition to the liquidation price in case of voluntary liquidation, dissolution or winding up) of the shares of such series shall be $1.50.

(v)	The shares of such series shall not be entitled to any sinking fund or right of conversion.

(vi)	Except as above provided, the shares of such series shall have all the designations, preferences and voting powers, and restrictions or qualifications thereof, expressed in the Articles of Incorporation of the Corporation as heretofore amended. The shares of $7.72 Dividend Preferred Stock shall not have any special rights other than those specified herein and in the Articles of Incorporation as heretofore amended.

(vii)	350,000 shares of the Preferred Stock are classified as $7.72 Dividend Preferred Stock. This number may be increased or, upon retirement of shares, may be decreased by filing articles of amendment to that effect.

(g)	$7.45 Dividend Preferred Stock.

(i)	The distinctive serial designation of such series shall be “$7.45 Dividend Preferred Stock”.

(ii)	The dividend rate on the shares of such series shall be $7.45 per share per annum. Dividends shall be cumulative from March 25, 1971. The dividend payment dates on the shares of such series shall be March 20, June 20, September 20 and December 20 of each year beginning June 20, 1971.

(iii)	The redemption price of the shares of such series shall be $101.

(iv)	The liquidation price of the shares of such series shall be $100 per share; and the liquidation premium (payable in addition to the liquidation price in case of voluntary liquidation, dissolution or winding up) of the shares of such series shall be $1.00.

(v)	The shares of such series shall not be entitled to any sinking fund or right of conversion.

(vi)	Except as above provided, the shares of such series shall have all the designations, preferences and voting power, and restrictions or qualifications thereof, expressed in the Articles of Incorporation of the Corporation as heretofore amended. The shares of $7.45 Dividend Preferred Stock shall not have any special rights other than those specified herein and in the Articles of Incorporation as heretofore amended.

(vii)	400,000 shares of the Preferred Stock are classified as $7.45 Dividend Preferred Stock. This number may be increased or, upon retirement of shares, may be decreased by filing articles of amendment to that effect.

(h)	$7.20 Dividend Preferred Stock.

(i)	The distinctive serial designation of such series shall be “$7.20 Dividend Preferred Stock”.

(ii)	The dividend rate on the shares of such series shall be $7.20 per share per annum. Dividends shall be cumulative from February 24, 1972. The dividend payment dates on the shares of such series shall be March 20, June 20, September 20 and December 20 of each year beginning June 20, 1972.

(iii)	The redemption price of the shares of such series shall be $101.

(iv)	The liquidation price of the shares of such series shall be $100 per share; and the liquidation premium (payable in addition to the liquidation price in case of voluntary liquidation, dissolution or winding up) of the shares of such series shall be $1.00.

(v)	The shares of such series shall not be entitled to any sinking fund or right of conversion.

(vi)	Except as above provided, the shares of such series shall have all the designations, preferences and voting powers, and restrictions or qualifications thereof, expressed in the Articles of Incorporation of the Corporation as heretofore amended. The shares of $7.20 Dividend Preferred Stock shall not have any special rights other than those specified herein and in the Articles of Incorporation as heretofore amended.

(vii)	450,000 shares of the Preferred Stock are classified as $7.20 Dividend Preferred Stock. This number may be increased or, upon retirement of shares, may be decreased by filing articles of amendment to that effect.

(i)	$7.72 Dividend Preferred Stock (1972 Series).

(i)	The distinctive serial designation of such series shall be “$7.72 Dividend Preferred Stock (1972 Series)”.

(ii)	The dividend rate on the shares of such series shall be $7.72 per share per annum. Dividends shall be cumulative from October 4, 1972. The dividend payment dates on the shares of such series shall be March 20, June 20, September 20 and December 20 of each year beginning December 20, 1972.

(iii)	The redemption price of the shares of such series shall be $101.

(iv)	The liquidation price of the shares of such series shall be $100 per share; and the liquidation premium (payable in addition to the liquidation price in case of voluntary liquidation, dissolution or winding up) of the shares of such series shall be $1.00.

(v)	The shares of such series shall not be entitled to any sinking fund or right of conversion.

(vi)	Except as above provided, the shares of such series shall have all the designations, preferences and voting powers, and restrictions or qualifications thereof, expressed in the Articles of Incorporation of the Corporation as heretofore amended. The shares of $7.72 Dividend Preferred Stock (1972 Series) shall not have any special rights other than those specified herein and in the Articles of Incorporation as heretofore amended.

(vii)	500,000 shares of the Preferred Stock are classified as $7.72 Dividend Preferred Stock (1972 Series). This number may be increased or, upon retirement of shares, may be decreased by filing articles of amendment to that effect.

(j)	$7.325 Dividend Preferred Stock.

(i)	The distinctive serial designation of the $7.325 Series shall be “$7.325 Dividend Preferred Stock”.

(ii)	The dividend rate on the shares of the $7.325 Series shall be $7.325 per share per annum. Dividends shall be cumulative from March 6, 1973. The dividend payment dates on the shares of the $7.325 Series shall be March 20, June 20, September 20 and December 20 of each year beginning June 20, 1973.

(iii)	The redemption price of the shares of the $7.325 Series in optional redemption shall be $103 per share through March 31, 1988, and $101 thereafter.

(iv)	The liquidation price of the shares of the $7.325 Series shall be $100 per share; and the liquidation premium (payable in addition to the liquidation price in case of voluntary liquidation, dissolution or winding up) of the shares of the $7.325 Series shall be $3.00 per share through March 31, 1988, and $1.00 thereafter.

(v)	The shares of the $7.325 Series shall not be entitled to any right of conversion.

(vi)	The shares of the $7.325 Series shall be entitled to a sinking fund. The Corporation will on April 1, 1984, and on each April 1 thereafter through April 1, 2008, out of net assets legally available therefore, redeem at the price of $100 per share 4% of the shares originally issued. The sinking fund shall be cumulative so that if on any such April 1 the net assets of the Corporation legally available therefore shall be insufficient to permit such mandatory redemption payment in full, the amount of such deficiency shall be applied to the redemption of shares of the $7.325 Series at the aforesaid price before any dividend shall be paid or declared, or any distribution made, on any Junior Stock or any Junior Stock shall be purchased, redeemed or otherwise acquired by the Corporation. The Corporation will have the non-cumulative option to as much as double any such mandatory redemption payment.

(vii)	Except as above provided, the shares of the $7.325 Series shall have all the designations, preferences and voting powers, and restrictions or qualifications thereof, expressed in the Articles of Incorporation of the Corporation as heretofore amended. The shares of the $7.325 Series shall not have any special rights other than those specified herein and in the Articles of Incorporation as heretofore amended.

(viii)	616,000 shares of the Preferred Stock are classified as $7.325 Dividend Preferred Stock. This number may be increased, or upon retirement of shares, may be decreased by filing articles of amendment to that effect.

(k)	$8.40 Dividend Preferred Stock.

(i)	The distinctive serial designation of the $8.40 Series shall be “$8.40 Dividend Preferred Stock”.

(ii)	The dividend rate on the shares of the $8.40 Series shall be $8.40 per share per annum. Dividends shall be cumulative from March 12, 1974. The dividend payment dates on the shares of the $8.40 Series shall be March 20, June 20, September 20 and December 20 of each year beginning June 20, 1974.

(iii)	The redemption price of the shares of the $8.40 Series in optional redemption shall be $105.60 per share through March 31, 1985; thereafter through March 31, 2004, an amount per share reduced on each April 1 by $0.28 from the redemption price on the preceding March 31; and $100 per share after March 31, 2004.

(iv)	The liquidation price of the shares of the $8.40 Series shall be $100 per share; and the liquidation premium (payable in addition to the liquidation price in case of voluntary liquidation, dissolution or winding up) of the shares of the $8.40 Series shall be an amount per share equal to the premium over $100 at the time payable in optional redemption.

(v)	The shares of the $8.40 Series shall not be entitled to any right of conversion.

(vi)	The shares of the $8.40 Series shall be entitled to a sinking fund. The Corporation will on April 1, 1985, and on each April 1 thereafter through April 1, 2009, out of net assets legally available therefor under applicable provisions of the laws of Virginia, redeem at the price of $100 per share 32,000 shares of the $8.40 Series (or the number of shares of the $8.40 Series then outstanding if less than 32,000); provided that if the Corporation shall purchase any shares pursuant to an offer in accordance with paragraph (vii) below, then the number of shares required to be redeemed on each April 1 thereafter (after giving effect to any prior reduction pursuant to this proviso) shall be reduced by a number which bears (to the nearest full number) the same relation to the number of shares otherwise required to be redeemed as aforesaid as the aggregate number of shares so purchased (since the then most recent reduction) bears to the aggregate number of shares outstanding immediately prior to giving effect to such purchase. The sinking fund shall be cumulative so that if on any such April 1, the net assets of the Corporation legally available therefor shall (A) be insufficient to permit payment in full of such mandatory redemption payment, the amount of such deficiency shall be paid and applied to the redemption of shares of the $8.40 Series at the aforesaid price before any dividend shall be paid or declared, or any distribution made, on any Junior Stock or any Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, and (B) be insufficient to permit payment in full of such mandatory redemption payment and all mandatory sinking fund payments due on the same date with respect to any other series of Preferred Stock or any series of Parity Stock, the Corporation shall not purchase, redeem or otherwise acquire for consideration any shares of Preferred Stock or Parity Stock, except that at any time and from time to time funds may be applied to the purchase or redemption of shares of the respective series pro rata, as nearly as practicable, according to the amounts of the respective deficiencies in mandatory sinking fund payments. The Corporation will have the non-cumulative option on any aforesaid April 1 to as much as double any such mandatory redemption payment, provided that the aggregate number of shares redeemed pursuant to this option shall not exceed 200,000. No redemption of shares of the $8.40 Series pursuant to paragraph (iii) above or pursuant to the foregoing non-cumulative option shall constitute a redemption of such shares in lieu of or as a credit against any redemption required by this paragraph (vi).

(vii)	The Corporation shall not redeem, purchase or otherwise acquire for a consideration any shares of the $8.40 Series except by a redemption thereof pursuant to paragraph (iii) or paragraph (vi) above or by a purchase thereof pursuant to an offer to purchase made upon the same terms to all holders of shares of $8.40 Series, which offer shall require the Corporation to purchase pro rata, as nearly as practicable, among the shares tendered, shall remain open for a period of at least thirty (30) days after copies thereof have been mailed as set forth below and may contain such other terms as the Corporation elects. Such offer shall be given by registered mail to the holders of record of the shares of the $8.40 Series at their respective addresses appearing on the books of the Corporation. No shares of the $8.40 Series shall be purchased pursuant to any such offer between the date of the giving of notice of any redemption pursuant to paragraph (iii) or paragraph (vi) above and the date fixed for such redemption.

(viii)	Except as above provided, the shares of the $8.40 Series shall have all the designations, preferences and voting powers, and restrictions or qualifications thereof, expressed in the Articles of Incorporation of the Corporation as heretofore amended. The shares of the $8.40 Series shall not have any special rights other than those specified herein and in the Articles of Incorporation as heretofore amended.

(ix)	736,000 shares of the Preferred Stock are classified as $8.40 Dividend Preferred Stock. This number may not be increased but, upon retirement of shares, it may be decreased by filing articles of amendment to that effect.

(x)	No shares of the $8.40 Series redeemed, purchased or otherwise acquired by the Corporation shall be reissued, resold or otherwise transferred by the Corporation as shares of the $8.40 Series.

(l)	$8.20 Dividend Preferred Stock.

(i)	The distinctive serial designation of the $8.20 Series shall be “$8.20 Dividend Preferred Stock”.

(ii)	The dividend rate on the shares of the $8.20 Series shall be $8.20 per share per annum. Dividends shall be cumulative from the date of issue of the shares of the $8.20 Series. The dividend payment dates on the shares of the $8.20 Series shall be March 20, June 20, September 20 and December 20 of each year beginning December 20, 1977.

(iii)	The redemption price of the shares of the $8.20 Series in optional redemption shall be $100 per share plus a premium from time to time as follows:

Time Period	Premium Per Share
Prior to September 21, 1987	$15.00
September 21, 1987-September 20, 1988	4.10
September 21, 1988-September 20, 1989	3.69
September 21, 1989-September 20, 1990	3.28
September 21, 1990-September 20, 1991	2.87
September 21, 1991-September 20, 1992	2.46
September 21, 1992-September 20, 1993	2.05
September 21, 1993-September 20, 1994	1.64
September 21, 1994-September 20, 1995	1.23
September 21, 1995-September 20, 1996	.82
September 21, 1996-September 19, 1997	.41

(iv)	The liquidation price of the shares of the $8.20 Series shall be $100 per share; and the liquidation premium (payable in addition to the liquidation price in case of voluntary liquidation, dissolution or winding up) of the shares of the $8.20 Series shall be an amount equal to the premium per share which would be payable in an optional redemption pursuant to paragraph (iii) above.

(v)	The shares of the $8.20 Series shall not be entitled to any right of conversion.

(vi)	The shares of the $8.20 Series shall be entitled to a sinking fund. The Corporation shall on September 20, 1983, and on each September 20 thereafter through September 20, 1996, out of net assets legally available therefor, redeem at the price of $100 per share 5% of the number of shares originally issued and on September 20, 1997 shall redeem all shares still outstanding. The sinking fund shall be cumulative so that if on any such September 20 the net assets of the Corporation legally available therefor shall (A) be insufficient to permit any such mandatory redemption payment in full, the amount of such deficiency shall be paid and applied to the redemption of shares of the $8.20 Series at the aforesaid price before any dividend shall be paid or declared, or any distribution made, on any Junior Stock or any Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, and (B) be insufficient to permit any such mandatory redemption payment in full and all mandatory sinking fund payments in full due on the same date with respect to any other series of Preferred Stock or any series of Parity Stock, the Corporation shall not purchase, redeem or otherwise acquire for consideration any shares of Preferred Stock or Parity Stock, except that at any time and from time to time funds may be applied to the purchase or redemption of shares of the respective series pro rata, as nearly as practicable, according to the amounts of the respective deficiencies in mandatory sinking fund payments. No redemption of shares of the $8.20 Series pursuant to paragraph (iii) above shall constitute a redemption of such shares in lieu of or as a credit against any redemption required by this paragraph (vi).

(vii)	The Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of the $8.20 Series except by a redemption thereof pursuant to paragraph (iii) or paragraph (vi) above or by a purchase thereof pursuant to an offer to purchase made upon the same terms to all holders of shares of the $8.20 Series, which offer shall require the Corporation to purchase pro rata, as nearly as practicable, among the shares tendered, and shall remain open for a period of at least thirty (30) days after copies thereof have been mailed as set forth below and may contain such other terms as the Corporation elects. Such offer shall be given by registered mail to the holders of record of the shares of the $8.20 Series at their respective addresses appearing on the books of the Corporation. No shares of the $8.20 Series shall be purchased pursuant to any such offer between the date of the giving of notice of any redemption pursuant to paragraph (iii) or paragraph (vi) above and the date fixed for such redemption.

(viii)	Except as above provided, the shares of the $8.20 Series shall have all the designations, preferences and voting powers, and restrictions or qualification thereof, expressed in the Articles of Incorporation of the Corporation as heretofore amended. The shares of the $8.20 Series shall not have any special rights other than those specified herein and in the Articles of Incorporation as heretofore amended.

(ix)	600,000 shares of the Preferred Stock are classified as $8.20 Dividend Preferred Stock. No more than 600,000 shares of the $8.20 Dividend Preferred Stock may be issued. Upon retirement of shares, this number may be decreased by filing articles of amendment to that effect.

(x)	No shares of the $8.20 Series redeemed, purchased or otherwise acquired by the Corporation shall be reissued, resold or otherwise transferred by the Corporation as shares of the $8.20 Series.

(m)	$8.60 Dividend Preferred Stock.

(i)	The distinctive serial designation of the $8.60 Series shall be “$8.60 Dividend Preferred Stock”.

(ii)	The dividend rate on the shares of the $8.60 Series shall be $8.60 per share per annum. Dividends shall be cumulative from December 21, 1977. The dividend payment dates on the shares of the $8.60 Series shall be March 20, June 20, September 20 and December 20 of each year beginning March 20, 1978.

(iii)	The redemption price of the shares of the $8.60 Series in optional redemption shall be $100 per share plus a premium from time to time as follows:

Time Period	Premium Per Share
Prior to December 19, 1987	$7.00
December 20, 1987-December 19, 1992	5.00
December 20, 1992-December 19, 1997	3.00
and thereafter without premium.

(iv)	The liquidation price of the shares of the $8.60 Series shall be $100 per share; and the liquidation premium (payable in addition to the liquidation price in case of voluntary liquidation, dissolution or winding up) of the shares of the $8.60 Series shall be an amount equal to the premium per share which would be payable in an optional redemption pursuant to paragraph (iii) above.

(v)	The shares of the $8.60 Series shall not be entitled to any right of conversion.

(vi)	The shares of the $8.60 Series shall be entitled to a sinking fund. The Corporation shall on December 20, 1978, and on each December 20 thereafter through December 20, 2010, out of net assets legally available therefor, redeem by lot at the price of $100 per share 3% of the number of shares originally issued and on December 20, 2011 shall redeem all shares still outstanding. The sinking fund shall be cumulative so that if on any such December 20 the net assets of the Corporation legally available therefor shall (A) be insufficient to permit any such mandatory redemption payment in full, the amount of such deficiency shall be paid and applied to the redemption of shares of the $8.60 Series at the aforesaid price before any dividend shall be paid or declared, or any distribution made, on any Junior Stock or any Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, and (B) be insufficient to permit any such mandatory redemption payment in full and all mandatory sinking fund payments in full due on the same date with respect to any other series of Preferred Stock or any series of Parity Stock, the Corporation shall not purchase, redeem or otherwise acquire for consideration any shares of Preferred Stock or Parity Stock, except that at any time and from time to time funds may be applied to the purchase or redemption of shares of the respective series pro rata, as nearly as practicable, according to the amounts of the respective deficiencies in mandatory sinking fund payments. No redemption of shares of the $8.60 Series pursuant to paragraph (iii) above shall constitute a redemption of such shares in lieu of or as a credit against any redemption required by this paragraph (vi).

(vii)	Except as above provided, the shares of the $8.60 Series shall have all the designations, preferences and voting powers, and restrictions or qualifications thereof, expressed in the Articles of Incorporation of the Corporation as heretofore amended. The shares of the $8.60 Series shall not have any special rights other than those specified herein and in the Articles of Incorporation as heretofore amended.

(viii)	299,768 shares of the Preferred Stock are classified as $8.60 Dividend Preferred Stock. This number may be increased or, upon the non-issue or retirement of shares, may be decreased by filing articles of amendment to that effect.

(n)	$8.625 Dividend Preferred Stock.

(i)	The distinctive serial designation of the $8.625 Series shall be “$8.625 Dividend Preferred Stock”.

(ii)	The dividend rate on the shares of the $8.625 Series shall be $8.625 per share per annum. Dividends shall be cumulative from the date of initial issue of the shares of the $8.625 Series. The dividend payment dates on the shares of the $8.625 Series shall be March 20, June 20, September 20 and December 20 of each year beginning June 20, 1978.

(iii)	The redemption price of the shares of the $8.625 Series in optional redemption shall be $100 per share plus (except in the case of redemptions pursuant to the fourth sentence of the following paragraph (vi)) a premium from time to time as follows:

Time Period	Premium Per Share
Prior to June 20, 1987	$5.75
June 21, 1987-June 20, 1988	5.40
June 21, 1988-June 20, 1989	5.04
June 21, 1989-June 20, 1990	4.68
June 21, 1990-June 20, 1991	4.32
June 21, 1991-June 20, 1992	3.96
June 21, 1992-June 20, 1993	3.60
June 21, 1993-June 20, 1994	3.24
June 21, 1994-June 20, 1995	2.88
June 21, 1995-June 20, 1996	2.52
June 21, 1996-June 20, 1997	2.16
June 21, 1997-June 20, 1998	1.80
June 21, 1998-June 20, 1999	1.44
June 21, 1999-June 20, 2000	1.08
June 21, 2000-June 20, 2001	0.72
June 21, 2001-June 20, 2002	0.36

After June 20, 2002 provided, however, that said shares shall not be optionally redeemable pursuant to this paragraph (iii) through June 20, 1988, as a part of, or in anticipation of, a refunding operation involving the application, directly or indirectly, of the proceeds (A) from the incurring of indebtedness, or incident to the incurring of rental or other obligations, or from the sale of Senior Stock, Preferred Stock or Parity Stock, in any case at an effective cost of money to the Corporation of less than 8.625% per annum, or (B) from the sale of Junior Stock.

(iv)	The liquidation price of the shares of the $8.625 Series shall be $100 per share; and the liquidation premium (payable in addition to the liquidation price in case of voluntary liquidation, dissolution or winding up) of the shares of the $8.625 Series shall be an amount equal to the premium per share which would be payable in an optional redemption pursuant to paragraph (iii) above.

(v)	The shares of the $8.625 Series shall not be entitled to any right of conversion.

(vi)

The shares of the $8.625 Series shall be entitled to a sinking fund. The Corporation shall on June 20, 1984, and on each June 20 thereafter through June 20, 2002, out of net assets legally available therefor, redeem at the price of $100 per share 5% of the number of shares originally issued and on June 20, 2003 shall redeem all shares still outstanding. The sinking fund shall be cumulative so that if on any such June 20 the net assets of the Corporation legally available therefor shall (A) be insufficient to permit any such mandatory redemption payment in full, the amount of such deficiency shall be paid and applied to the redemption of shares of the $8.625 Series at the aforesaid price before any dividend shall be paid or declared, or any distribution made, on any Junior Stock or any Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, and (B) be insufficient to permit any such mandatory redemption payment in full and all mandatory sinking fund payments in full due on the same date with respect to any other series of Preferred Stock or any series of Parity Stock, the Corporation shall not purchase, redeem or otherwise acquire for consideration any shares of Preferred Stock or Parity Stock, except that at any time and from time to time funds may be applied to the purchase or redemption of shares of the respective series pro rata, as nearly as practicable, according to the amounts of the respective deficiencies in mandatory sinking fund payments. The Corporation at its option may on any June 20 on or after June 20, 1984 to and including June 20, 2002 redeem at the price of $100 per share, without payment of any premium, an additional number of shares constituting a multiple of 500 up to but not exceeding the aggregate number of shares required by the second sentence of this paragraph (vi) to be redeemed on such date (or such lesser number of shares as shall at the time constitute the total number of shares at the time outstanding and not theretofore redeemed); provided, however, that such option shall be noncumulative so that the failure to redeem any shares pursuant to this sentence on any June 20 shall not increase the number of shares which the Corporation shall be entitled to redeem pursuant hereto on any subsequent June 20; and, provided further, that the maximum number of shares which may be redeemed in all redemptions pursuant to this sentence shall be 33.75% of the number of shares of the $8.625 Series originally issued. No redemption of shares of the $8.625 Series pursuant to the foregoing sentence or to paragraph (iii) above shall constitute a redemption of such shares in lieu of or as a credit against any redemption required by the second sentence of this paragraph (vi).

(vii)	The Corporation shall not redeem, purchase or otherwise acquire for a consideration any shares of the $8.625 Series except by a redemption thereof pursuant to paragraph (iii) or paragraph (vi) above or by a purchase thereof pursuant to an offer to purchase made upon the same terms to all holders of shares of the $8.625 Series, which offer shall require the Corporation to purchase pro rata, as nearly as practicable, among the shares tendered, and shall remain open for a period of at least thirty (30) days after copies thereof have been mailed as set forth below and may contain such other terms as the Corporation elects. Such offer shall be given by registered mail to the holders of record of the shares of the $8.625 Series at their respective addresses appearing on the books of the Corporation. No shares of the $8.625 Series shall be purchased pursuant to any such offer between the date of the giving of notice of any redemption pursuant to paragraph (iii) or paragraph (vi) above and the date fixed for such redemption.

(viii)	Except as above provided, the shares of the $8.625 Series shall have all the designations, preferences and voting powers, and restrictions and qualifications thereof, expressed in the Articles of Incorporation of the Corporation as heretofore amended. The shares of the $8.625 Series shall not have any special rights other than those specified herein and in the Articles of Incorporation as heretofore amended.

(ix)	296,000 shares of the Preferred Stock are classified as $8.625 Dividend Preferred Stock. No more than 370,000 shares of the $8.625 Dividend Preferred Stock may be issued. Upon retirement of shares, this number may be decreased by filing articles of amendment to that effect.

(x)	No shares of the $8.625 Series redeemed, purchased or otherwise acquired by the Corporation shall be reissued, resold or otherwise transferred by the Corporation as shares of the $8.625 Series.

(o)	$8.925 Dividend Preferred Stock.

(i)	The distinctive serial designation of the $8.925 Series shall be “$8.925 Dividend Preferred Stock”.

(ii)	The dividend rate on the shares of the $8.925 Series shall be $8.925 per share per annum. Dividends shall be cumulative from the date of initial issue of the shares of the $8.925 Series. The dividend payment dates on the shares of the $8.925 Series shall be March 20, June 20, September 20 and December 20 of each year beginning December 20, 1979.

(iii)	The redemption price of the shares of the $8.925 Series in optional redemption shall be $100 per share plus (except in the case of redemptions pursuant to the fourth sentence of the following paragraph (vi)) a premium from time to time as follows:

Time Period	Premium Per Share
Prior to September 20, 1987	$6.85
September 21, 1987-September 20, 1988	6.55

Time Period	Premium Per Share
September 21, 1988-September 20, 1989	6.25
September 21, 1989-September 20, 1990	5.95
September 21, 1990-September 20, 1991	5.66
September 21, 1991-September 20, 1992	5.36
September 21, 1992-September 20, 1993	5.06
September 21, 1993-September 20, 1994	4.76
September 21, 1994-September 20, 1995	4.47
September 21, 1995-September 20, 1996	4.17
September 21, 1996-September 20, 1997	3.87
September 21, 1997-September 20, 1998	3.57
September 21, 1998-September 20, 1999	3.28
September 21, 1999-September 20, 2000	2.98
September 21, 2000-September 20, 2001	2.68
September 21, 2001-September 20, 2002	2.38
September 21, 2002-September 20, 2003	2.09
September 21, 2003-September 20, 2004	1.79
September 21, 2004-September 20, 2005	1.49
September 21, 2005-September 20, 2006	1.19
September 21, 2006-September 20, 2007	0.90
September 21, 2007-September 20, 2008	0.60
September 21, 2008-September 20, 2009	0.30
After September 20, 2009	0.00

provided, however, that said shares shall not be optionally redeemable pursuant to this paragraph (iii) through September 20, 1989, as a part of, or in anticipation of, a refunding operation involving the application, directly or indirectly, of the proceeds (A) from the incurring of indebtedness, or incident to the incurring of rental or other obligations, or from the sale of Senior Stock, Preferred Stock or Parity Stock, in any case at an effective cost of money to the Corporation of less than 8.925% per annum, or (B) from the sale of Junior Stock.

(iv)	The liquidation price of the shares of the $8.925 Series shall be $100 per share.

(v)	The shares of the $8.925 Series shall not be entitled to any right of conversion.

(vi)

The shares of the $8.925 Series shall be entitled to a sinking fund. The Corporation shall on September 20, 1984, and on each September 20 thereafter through September 20, 2009, out of net assets legally available therefor, redeem at the price of $100 per share 10,500 of the shares of the $8.925 Series originally issued and on September 20, 2010 shall redeem all shares still outstanding. The sinking fund shall be cumulative so that if on any such September 20 the net assets of the Corporation legally available therefor shall (A) be insufficient to permit any such mandatory redemption payment in full, the amount of such deficiency shall be paid and applied to the redemption of shares of the $8.925 Series at the aforesaid price before any dividend shall be paid or declared, or any distribution made, on any Junior Stock or any Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, and (B) be insufficient to permit any such mandatory redemption payment in full and all mandatory sinking fund payments in full due on the same date with respect to any other series of Preferred Stock or any series of Parity Stock, the Corporation shall not purchase, redeem or otherwise acquire for consideration any shares of Preferred Stock or Parity Stock, except that at any time and from time to time funds may be applied to the purchase or redemption of shares of the respective series pro rata, as nearly as practicable, according to the amounts of the respective deficiencies in mandatory sinking fund payments. The Corporation at its option may on any September 20 on or after September 20, 1984 to and including September 20, 2009 redeem at the price of $100 per share, without payment of any premium, an additional number of shares constituting a multiple of 500 up to but not exceeding the aggregate number of shares required by the second sentence of this paragraph (vi) to be redeemed on such date (or such lesser number of shares as shall at the time constitute the total number of shares at the time outstanding and not theretofore redeemed); provided, however, that such option shall be noncumulative so that the failure to redeem any shares pursuant to this sentence on any September 20 shall not increase the number of shares which the Corporation shall be entitled to redeem pursuant hereto on any subsequent September 20; and, provided further, that the maximum number of shares which may be redeemed in all redemptions pursuant to this sentence shall be 95,000 of the shares of the $8.925 Series originally issued. No redemption of shares of the $8.925 Series pursuant to the foregoing sentence or pursuant to paragraph (iii) above shall constitute a redemption of such shares in lieu of or as a credit against any redemption required by the second sentence of this paragraph (vi).

(vii)	The Corporation shall not redeem, purchase or otherwise acquire for a consideration any shares of the $8.925 Series except by a redemption thereof pursuant to paragraph (iii) or paragraph (vi) above or by a purchase thereof pursuant to an offer to purchase made upon the same terms to all holders of shares of the $8.925 Series (but the Corporation need not make such offer to holders of shares of the $8.925 Series which have been registered under the Securities Act of 1933, as amended, or any successor statute, or any such shares issued in exchange or substitution for such shares or in any subsequent exchange or substitution), which offer shall require the Corporation to purchase pro rata, as nearly as practicable, among the shares tendered, and shall remain open for a period of at least thirty (30) days after copies thereof have been mailed as set forth below and may contain such other terms as the Corporation elects. Such offer shall be given by registered mail to the holders of record of the shares of the $8.925 Series entitled to tender shares of the $8.925 Series thereunder at their respective addresses appearing on the books of the Corporation. No shares of the $8.925 Series shall be purchased pursuant to any such offer between the date of the giving of notice of any redemption pursuant to paragraph (iii) or paragraph (vi) above and the date fixed for such redemption.

(viii)	Except as above provided, the shares of the $8.925 Series shall have all the designations, preferences and voting powers, and restrictions or qualifications thereof, expressed in the Articles of Incorporation of the Corporation as heretofore amended. The shares of the $8.925 Series shall not have any special rights other than those specified herein and in the Articles of Incorporation as heretofore amended.

(ix)	248,500 shares of the Preferred Stock are classified as $8.925 Dividend Preferred Stock. No more than 280,000 shares of the $8.925 Dividend Preferred Stock may be issued. Upon retirement of shares, this number may be decreased by filing articles of amendment to that effect.

(x)	No shares of the $8.925 Series redeemed, purchased or otherwise acquired by the Corporation shall be reissued, resold or otherwise transferred by the Corporation as shares of the $8.925 Series.

(p)	$10.25 Dividend Preferred Stock.

(i)	The distinctive serial designation of the $10.25 Series shall be “$10.25 Dividend Preferred Stock”.

(ii)	The dividend rate on the shares of the $10.25 Series shall be $10.25 per share per annum. Dividends shall be cumulative from the date of initial issue of the shares of the $10.25 Series. The dividend payment dates on the shares of the $10.25 Series shall be March 20, June 20, September 20 and December 20 of each year, beginning June 20, 1984.

(iii)	The $10.25 Series shall be subject to mandatory redemption by the Corporation on April 20, 1991 at the redemption price of $100 per share, plus accrued and unpaid dividends. The $10.25 Series shall not be optionally redeemable prior to April 21, 1988. The redemption price of the shares of the $10.25 Series in optional redemption (the Optional Redemption Price) on and after April 21, 1988 shall be $100 per share plus an amount equal to accrued and unpaid dividends and a premium from time to time as follows:

Time Period	Premium Per Share
April 21, 1988-April 20, 1989	$4.00
April 21, 1989-April 20, 1990	2.00
April 21, 1990-April 20, 1991	1.00

(iv)	The involuntary liquidation price of the shares of the $10.25 Series shall be $100 per share plus accrued and unpaid dividends. The voluntary liquidation price shall be $105 per share plus accrued and unpaid dividends until April 21, 1988 and the Optional Redemption Price thereafter.

(v)	The shares of the $10.25 Series shall not be entitled to any right of conversion.

(vi)	The shares of the $10.25 Series shall be entitled to a sinking fund. The Corporation shall redeem 50,000 shares on April 20, 1989, shall redeem 150,000 shares on April 20, 1990 and shall redeem the remaining 50,000 shares on April 20, 1991, out of net assets legally available therefor, at the price of $100 per share plus accrued and unpaid dividends. The sinking fund shall be cumulative so that if on any such April 20 the net assets of the Corporation legally available therefor shall (A) be insufficient to permit any such mandatory redemption payment in full, the amount of such deficiency shall be paid and applied to the redemption of shares of the $10.25 Series at the aforesaid price before any dividend shall be paid or declared, or any distribution made, on any Junior Stock (as defined in the Articles of Incorporation of the Corporation as heretofore amended) or any Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, and (B) be insufficient to permit any such mandatory redemption payment in full and all mandatory sinking fund payments in full due on the same date with respect to any other series of Preferred Stock or any series of Parity Stock (as defined in the Articles of Incorporation of the Corporation as heretofore amended), the Corporation shall not purchase, redeem or otherwise acquire for consideration any shares of Preferred Stock or Parity Stock, except that at any time and from time to time funds may be applied to the purchase or redemption of shares of the respective series pro rata, as nearly as practicable, according to the amounts of the respective deficiencies in mandatory sinking fund payments. No optional redemption of shares of the $10.25 Series pursuant to paragraph (iii) above shall constitute a redemption of such shares in lieu of or as a credit against any redemption required by this paragraph (vi).

(vii)	Except as above provided, the shares of the $10.25 Series shall have all the designations, preferences and voting powers, and restrictions or qualifications thereof, expressed in the Articles of Incorporation of the Corporation as heretofore amended. The shares of the $10.25 Series shall not have any special rights other than those specified herein and in the Articles of Incorporation, as heretofore amended.

(viii)	There are classified as $10.25 Dividend Preferred Stock 250,000 shares of the Preferred Stock. No more than 250,000 shares of the $10.25 Dividend Preferred Stock may be issued. Upon retirement of shares of the $10.25 Series, this number may be decreased by filing articles of amendment to that effect.

(ix)	No shares of the $10.25 Series redeemed, purchased or otherwise acquired by the Corporation shall be reissued, resold or otherwise transferred by the Corporation as shares of the $10.25 Series.

(q)	$7.58 Dividend Preferred Stock.

(i)	The distinctive serial designation of the $7.58 Series shall be “$7.58 Dividend Preferred Stock”.

(ii)	The dividend rate on the shares of the $7.58 Series shall be $7.58 per share per annum. Dividends shall be cumulative from the date of initial issue of the shares of the $7.58 Series. The dividend payment dates on the shares of the $7.58 Series shall be March 20, June 20, September 20 and December 20 of each year, beginning September 20, 1986.

(iii)	The liquidation price of the shares of the $7.58 Series shall be $100 per share. The liquidation premium payable in addition to the liquidation price in the event of a voluntary liquidation, dissolution or winding up of the Corporation will be $7.58 per share prior to June 20, 1992, and $3.79 per share on and after June 20, 1992 and prior to June 20, 1993. Shares of the $7.58 Series shall not be entitled to a liquidation premium thereafter.

(iv)	The $7.58 Series shall not be optionally redeemable (except to the extent otherwise provided for redemption in liquidation) prior to June 20, 1991. The redemption price of the shares of the $7.58 Series in optional redemption on and after June 20, 1991 shall be $100 per share plus a premium, in the case of an optional redemption prior to June 20, 1993, from time to time as follows:

Optional Redemption

Time Period	Premium Per Share
June 20, 1991-June 19, 1992	$7.58
June 20, 1992-June 19, 1993	3.79

(v)	The shares of the $7.58 Series shall not be entitled to any right of conversion or any pre-emptive right to acquire any other security.

(vi)	The shares of the $7.58 Series shall be entitled to a mandatory sinking fund. The Corporation shall on June 20 in each year commencing in 1992 redeem 120,000 shares of the $7.58 Series out of net assets legally available therefor, at the price of $100 per share plus accrued and unpaid dividends. The sinking fund shall be cumulative so that if on any such sinking fund redemption date the net assets of the Corporation legally available therefor shall (A) be insufficient to permit any such mandatory sinking fund redemption payment in full, the amount of such deficiency shall be paid and applied to the redemption of shares of the $7.58 Series at the aforesaid price before any dividend shall be paid or declared, or any distribution made, on any Junior Stock (as defined in the Corporation’s Articles of Incorporation as amended) or any Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, and (B) be insufficient to permit any such mandatory sinking fund redemption payment in full and all mandatory sinking fund payments in full due on the same date with respect to any other series of Preferred Stock or any series of Parity Stock (in each case as defined in the Corporation’s Articles of Incorporation as amended), the Corporation shall not purchase, redeem or otherwise acquire for consideration any shares of Preferred Stock or Parity Stock, except that at any time and from time to time funds may be applied to the purchase or redemption of shares of the respective series pro rata, as nearly as practicable, according to the amounts of the respective deficiencies in mandatory sinking fund payments. No optional redemption of shares of the $7.58 Series pursuant to subparagraph (iv) above shall constitute a redemption of such shares in lieu of or as a credit against any redemption required by this subparagraph (vi). The Corporation at its option on each sinking fund redemption date may redeem on a non-cumulative basis through the sinking fund not more than 120,000 additional shares of said series upon the same terms.

(vii)	Except as otherwise provided, the shares of the $7.58 Series shall have all the designations, preferences, limitations and relative rights and voting powers, and restrictions or qualifications thereof, expressed in the Articles of Incorporation of the Corporation as heretofore amended. The shares of the $7.58 Series shall not have any special rights other than those specified herein and in the Articles of Incorporation as heretofore amended.

(viii)	There are classified as the series of $7.58 Dividend Preferred Stock 600,000 shares of the Preferred Stock. No more than 600,000 shares of the $7.58 Series may be issued. Upon retirement of shares of the $7.58 Series, this number may be decreased by filing articles of amendment to that effect.

(ix)	No shares of the $7.58 Series redeemed, purchased or otherwise acquired by the Corporation shall be reissued, resold or otherwise transferred by the Corporation as shares of the $7.58 Series.

Division B – Common Stock

1.	Dividends. Out of any assets of the Corporation available for dividends remaining after full dividends on the outstanding Preferred Stock at the dividend rate or rates therefor, together with the full additional amount required by any participation right, with respect to all past dividend periods and the current dividend period shall have been paid or declared and set apart for payment and all mandatory sinking fund payments that shall have become due in respect of any series of the Preferred Stock shall have been made, then, and not otherwise, dividends may be paid upon the Common Stock.

2.	Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of the Preferred Stock the full preferential amounts to which they are respectively entitled under the provisions of Section 3 of Division A hereof, the holders of the Preferred Stock shall have no claim to any of the remaining assets of the Corporation. In the event of any liquidation, dissolution or winding up of the Corporation the Board of Directors may, after satisfaction of the rights of the holders of all shares of Preferred Stock or the deposit in trust of money adequate for such satisfaction, distribute in kind to the holders of the Common Stock all then remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any of such remaining assets of the Corporation and receive payment therefor wholly or partly in cash and/or in stock and/or in obligations and may sell all or any part of the consideration received therefor and distribute all or the balance thereof in kind to the holders of the Common Stock.

3.	Voting Rights. The holders of the Common Stock shall, to the exclusion of the holders of the Preferred Stock have the sole and full power to vote for the election of directors and for all other purposes without limitation except only as otherwise recited or provided in clauses (a), (b) or (c) of Section 6 of Division A hereof.

4.	Purchase of Junior Stock. Subject to the provisions of Section 4 of Division A hereof, the Corporation may from time to time purchase or otherwise acquire for a consideration or redeem (if permitted by the terms thereof) shares of Common Stock or shares of any other class of stock hereafter created ranking junior to the Preferred Stock in respect of dividends or assets and any shares so purchased or acquired may be held or disposed of by the Corporation from time to time for its corporate purposes or may be retired as provided by law.

Division C – General Provisions

1.	Any and all shares of Preferred Stock and Common Stock of the Corporation, at the time authorized but not issued and outstanding may be issued and disposed of by the Board of Directors of the Corporation in any lawful manner, consistently, in the case of shares of Preferred Stock, with the requirements of clause (g) of Section 5 of Division A hereof, at any time and from time to time, for such considerations as may be fixed by the Board of Directors of the Corporation.

2.	The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interests of the Corporation; and said board shall likewise have power to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared as dividends and paid to the Shareholders of the Corporation.

3.	No Shareholder shall have any pre-emptive right to acquire unissued shares of the Corporation or to acquire any securities convertible into or exchangeable for such shares or to acquire any options, warrants or rights to purchase such shares.

4.

Each holder of record of outstanding shares of any class of stock entitled to vote at any meeting of Shareholders, or of holders of any class of stock, shall, as to all matters in respect of which such stock has voting power, be entitled to one vote for each share of such stock held by him, as shown by the stock books of the Corporation, and may cast such vote in person or by proxy. Except as herein expressly provided, or mandatorily provided by the laws of the Commonwealth of Virginia, a quorum of any class of stock entitled to vote as a class at any meeting shall consist of a majority of such class, and a plurality vote of such quorum shall govern.

5.	The Board of Directors of the Corporation may, by resolution, determine that only a part of the consideration which it is to receive for any shares of stock which it shall issue shall be capital and that the balance of such consideration (not greater, however, than the excess of such consideration over the par value, if any, of such shares) shall be capital surplus of the Corporation.

IV. Office.

The principal office of the Corporation in the Commonwealth of Virginia is located in the City of Richmond.

V. Directors.

The number of Directors shall be fixed by the Bylaws.

If the office of any Director shall become vacant, the Directors, at the time in office, whether or not a quorum, may, by a majority vote of the Directors then in office, choose a successor or successors who shall hold office for the unexpired term or until the authorized number of Directors is decreased. Vacancies resulting from an increase in the number of Directors shall be filled in the same manner.

VI.    Indemnification.

1.	To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

2.	To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is or was party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Board of Directors is hereby empowered by majority vote of a quorum of disinterested Directors, to contact in advance to indemnify any Director or officer.

3.	The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contact in advance to indemnify any person not specified in Section 2 of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2.

4.	The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

5.	In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

6.	The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings, commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

7.	Reference herein to Directors, officers, employees or agents shall include former Directors, officers, employees and agents and their respective heirs, executors and administrators.

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

VIRGINIA ELECTRIC AND POWER COMPANY

The name of the Corporation is Virginia Electric and Power Company (the “Corporation”).

1.    Paragraph 1(a) in Part II, Certain Definitions, of the Articles of Amendment to the Restated Articles of Incorporation, as amended, of Virginia Electric and Power Company, relating to the designation of the October 1988 Series Money Market Cumulative Preferred Stock, as filed with the State Corporation Commission of the Commonwealth of Virginia on October 11, 1988 is hereby deleted in its entirety and replaced with the following:

(a) “‘AA’ Rate Multiple”, on any Auction Date, shall mean the percentage determined as set forth below based on the prevailing rating of the New Preferred in effect at the close of business on the Business Day immediately preceding such Auction Date:

Prevailing Rating	Percentage
AA/Aa or Above	175%
A/A	200%
BBB/Baa	225%
Below BBB/Baa	250%

For purposes of this definition, the “prevailing rating” of the New Preferred shall be (i) AA/Aa or Above if the New Preferred has a rating of AA- or better by S&P and Aa3 or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute agencies selected as provided below, (ii) if not AA/Aa or Above, then A/A if the New Preferred has a rating of A- or better by S&P and A3 or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/Aa or Above and not A/A, then BBB/Baa if the New Preferred has a rating of BBB- or better by S&P and Baa3 or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below and (iv) if not AA/Aa or Above, and not A/A and not BBB/Baa, then Below BBB/Baa. The Company shall take all reasonable action necessary to enable S&P and Moody’s to provide a rating for the shares of the New Preferred. If either S&P or Moody’s shall not make such a rating available, or neither S&P nor Moody’s shall make such a rating available, Lehman Brothers or its successor shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or two nationally recognized statistical rating organizations to act as substitute rating agency or substitute rating agencies, as the case may be, and the Corporation shall take all reasonable action to enable such rating agency or rating agencies to provide a rating or ratings for the New Preferred.

The foregoing amendment to the Corporation’s Articles of Incorporation was adopted on December 12, 2001.

The foregoing amendment was proposed by the Board of Directors and submitted to the shareholders in accordance with the Virginia Stock Corporation Act. Adoption of the amendment required the approval of each class of stock of the Corporation and the approval by the holders of the October 1988 Series Money Market Cumulative Preferred Stock. The designation, number of outstanding shares and the number of votes entitled to be cast are set forth below.

Description	Shares Outstanding	Votes Entitled to be Cast	Undisputed Votes Cast For
Common Stock	171,484	171,484	171,484
Preferred Stock	4,896,130	4,896,130	2,607,087
October 1988 Series Money Market Cumulative Preferred Stock	750,000	750,000	396,000

The number of undisputed votes cast for the amendment was sufficient for approval of the amendment.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by Patricia A. Wilkerson, its authorized officer, on December 12, 2001.

VIRGINIA ELECTRIC AND POWER COMPANY

By:            /s/  PATRICIA A. WILKERSON

                        Patricia A. Wilkerson

            Vice President and Corporate Secretary

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

VIRGINIA ELECTRIC AND POWER COMPANY

The name of the Corporation is Virginia Electric and Power Company (the “Corporation”).

2.    Paragraph 1(a) in Part II, Certain Definitions, of the Articles of Amendment to the Restated Articles of Incorporation, as amended, of Virginia Electric and Power Company, relating to the designation of the June 1989 Series Money Market Cumulative Preferred Stock, as filed with the State Corporation Commission of the Commonwealth of Virginia on June 16, 1989 is hereby deleted in its entirety and replaced with the following:

(a) “‘AA’ Rate Multiple”, on any Auction Date, shall mean the percentage determined as set forth below based on the prevailing rating of the New Preferred in effect at the close of business on the Business Day immediately preceding such Auction Date:

Prevailing Rating	Percentage
AA/Aa or Above	175%
A/A	200%
BBB/Baa	225%
Below BBB/Baa	250%

For purposes of this definition, the “prevailing rating” of the New Preferred shall be (i) AA/Aa or Above if the New Preferred has a rating of AA- or better by S&P and Aa3 or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute agencies selected as provided below, (ii) if not AA/Aa or Above, then A/A if the New Preferred has a rating of A- or better by S&P and A3 or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/Aa or Above and not A/A, then BBB/Baa if the New Preferred has a rating of BBB- or better by S&P and Baa3 or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below and (iv) if not AA/Aa or Above, and not A/A and not BBB/Baa, then Below BBB/Baa. The Company shall take all reasonable action necessary to enable S&P and Moody’s to provide a rating for the shares of the New Preferred. If either S&P or Moody’s shall not make such a rating available, or neither S&P nor Moody’s shall make such a rating available, Lehman Brothers or its successor shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or two nationally recognized statistical rating organizations to act as substitute rating agency or substitute rating agencies, as the case may be, and the Corporation shall take all reasonable action to enable such rating agency or rating agencies to provide a rating or ratings for the New Preferred.

The foregoing amendment to the Corporation’s Articles of Incorporation was adopted on December 12, 2001.

The foregoing amendment was proposed by the Board of Directors and submitted to the shareholders in accordance with the Virginia Stock Corporation Act. Adoption of the amendment required the approval of each class of stock of the Corporation and the approval by the holders of the June 1989 Series Money Market Cumulative Preferred Stock. The designation, number of outstanding shares and the number of votes entitled to be cast are set forth below.

Description	Shares Outstanding	Votes Entitled to be Cast	Undisputed Votes Cast For
Common Stock	171,484	171,484	171,484
Preferred Stock	4,896,130	4,896,130	2,607,207
June 1989 Series Money Market	750,000	750,000	509,000
Cumulative Preferred Stock

The number of undisputed votes cast for the amendment was sufficient for approval of the amendment.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by Patricia A. Wilkerson, its authorized officer, on December 12, 2001.

VIRGINIA ELECTRIC AND POWER COMPANY

By:            /s/  PATRICIA A. WILKERSON

                        Patricia A. Wilkerson

            Vice President and Corporate Secretary

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

VIRGINIA ELECTRIC AND POWER COMPANY

The name of the Corporation is Virginia Electric and Power Company (the “Corporation”).

3.    Paragraph 1(a) in Part II, Certain Definitions, of the Articles of Amendment to the Restated Articles of Incorporation, as amended, of Virginia Electric and Power Company, relating to the designation of the September 1992B Series Auction Market Preferred Stock, as filed with the State Corporation Commission of the Commonwealth of Virginia on September 14, 1992 is hereby deleted in its entirety and replaced with the following:

(a) “‘AA’ Rate Multiple”, on any Auction Date, shall mean the percentage determined as set forth below based on the prevailing rating of the New Preferred in effect at the close of business on the Business Day immediately preceding such Auction Date:

Prevailing Rating	Percentage
AA/Aa or Above	175%
A/A	200%
BBB/Baa	225%
Below BBB/Baa	250%

For purposes of this definition, the “prevailing rating” of the New Preferred shall be (i) AA/Aa or Above if the New Preferred has a rating of AA- or better by S&P and Aa3 or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute agencies selected as provided below, (ii) if not AA/Aa or Above, then A/A if the New Preferred has a rating of A- or better by S&P and A3 or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/Aa or Above and not A/A, then BBB/Baa if the New Preferred has a rating of BBB- or better by S&P and Baa3 or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below and (iv) if not AA/Aa or Above, and not A/A and not BBB/Baa, then Below BBB/Baa. The Company shall take all reasonable action necessary to enable S&P and Moody’s to provide a rating for the shares of the New Preferred. If either S&P or Moody’s shall not make such a rating available, or neither S&P nor Moody’s shall make such a rating available, Merrill Lynch, Pierce, Fenner & Smith, Incorporated or its successor shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or two nationally recognized statistical rating organizations to act as substitute rating agency or substitute rating agencies, as the case may be, and the Corporation shall take all reasonable action to enable such rating agency or rating agencies to provide a rating or ratings for the New Preferred.

The foregoing amendment to the Corporation’s Articles of Incorporation was adopted on December 12, 2001.

The foregoing amendment was proposed by the Board of Directors and submitted to the shareholders in accordance with the Virginia Stock Corporation Act. Adoption of the amendment required the approval of each class of stock of the Corporation and the approval by the holders of the September 1992B Series Auction Market Preferred Stock. The designation, number of outstanding shares and the number of votes entitled to be cast are set forth below.

Description	Shares Outstanding	Votes Entitled to be Cast	Undisputed Votes Cast For
Common Stock	171,484	171,484	171,484
Preferred Stock	4,896,130	4,896,130	2,607,081
September 1992B Series Auction Market Preferred Stock	500,000	500,000	405,000

The number of undisputed votes cast for the amendment was sufficient for approval of the amendment.

 IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by Patricia A. Wilkerson, its authorized officer, on December 12, 2001.

VIRGINIA ELECTRIC AND POWER COMPANY

By:             /s/ PATRICIA A. WILKERSON

                                    Patricia A. Wilkerson

                 Vice President and Corporate Secretary

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION

OF

VIRGINIA ELECTRIC AND POWER COMPANY

The name of the Corporation is Virginia Electric and Power Company (the “Corporation”).

4.    Paragraph 1(a) in Part II, Certain Definitions, of the Articles of Amendment to the Restated Articles of Incorporation, as amended, of Virginia Electric and Power Company, relating to the designation of the September 1992A Series Auction Market Preferred Stock, as filed with the State Corporation Commission of the Commonwealth of Virginia on September 14, 1992 is hereby deleted in its entirety and replaced with the following:

(a) “‘AA’ Rate Multiple”, on any Auction Date, shall mean the percentage determined as set forth below based on the prevailing rating of the New Preferred in effect at the close of business on the Business Day immediately preceding such Auction Date:

Prevailing Rating	Percentage
AA/Aa or Above	175%
A/A	200%
BBB/Baa	225%
Below BBB/Baa	250%

For purposes of this definition, the “prevailing rating” of the New Preferred shall be (i) AA/Aa or Above if the New Preferred has a rating of AA- or better by S&P and Aa3 or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute agencies selected as provided below, (ii) if not AA/Aa or Above, then A/A if the New Preferred has a rating of A- or better by S&P and A3 or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/Aa or Above and not A/A, then BBB/Baa if the New Preferred has a rating of BBB- or better by S&P and Baa3 or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below and (iv) if not AA/Aa or Above, and not A/A and not BBB/Baa, then Below BBB/Baa. The Company shall take all reasonable action necessary to enable S&P and Moody’s to provide a rating for the shares of the New Preferred. If either S&P or Moody’s shall not make such a rating available, or neither S&P nor Moody’s shall make such a rating available, Merrill Lynch, Pierce, Fenner & Smith, Incorporated or its successor shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or two nationally recognized statistical rating organizations to act as substitute rating agency or substitute rating agencies, as the case may be, and the Corporation shall take all reasonable action to enable such rating agency or rating agencies to provide a rating or ratings for the New Preferred.

The foregoing amendment to the Corporation’s Articles of Incorporation was adopted on December 18, 2001.

The foregoing amendment was proposed by the Board of Directors and submitted to the shareholders in accordance with the Virginia Stock Corporation Act. Adoption of the amendment required the approval of each class of stock of the Corporation and the approval by the holders of the September 1992 A Series Auction Market Preferred Stock. The designation, number of outstanding shares and the number of votes entitled to be cast are set forth below.

Description	Shares Outstanding	Votes Entitled to be Cast	Undisputed Votes Cast For
Common Stock	171,484	171,484	171,484
Preferred Stock	4,896,130	4,896,130	2,505,597
September 1992A Series Auction Market Preferred Stock	500,000	500,000	295,000

The number of undisputed votes cast for the amendment was sufficient for approval of the amendment.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by Henry C. Riely, its authorized officer, on December 18, 2001.

VIRGINIA ELECTRIC AND POWER COMPANY

BY:	/s/ Henry C. Riely

Henry C. Riely Assistant Corporate Secretary

VIRGINIA ELECTRIC AND POWER COMPANY

ARTICLES OF AMENDMENT

ESTABLISHING

FLEXIBLE MONEY MARKET CUMULATIVE PEFERRED STOCK

(Flex MMP®),

2002 SERIES A

OF

VIRGINIA ELECTRIC AND POWER COMPANY

(LIQUIDATION PREFERENCE $100 PER SHARE)

Part I

1.    The name of the Company is Virginia Electric and Power Company (the “Company”).

2.    The Restated Articles of Incorporation, as amended (the Articles) of the Company are hereby amended to create a series of the Company’s Preferred Stock which shall be designated the Flexible Money Market Cumulative Preferred Stock (Flex MMP), 2002 Series A (hereinafter sometimes referred to as the Flex MMP). In accordance with the provisions of the Articles, the distinctive designation, preferences, limitations and relative rights of the Flex MMP are determined and fixed as follows:

(a)    The distinctive serial designation of the Flex MMP shall be “Flexible Money Market Cumulative Preferred Stock (Flex MMP), 2002 Series A.” Shares of the Flex MMP may only be purchased or transferred in whole units of 1,000 shares each (Units) or integral multiples thereof and the shares included in the Units may not be separately purchased or transferred.

(b)    The shares of the Flex MMP shall not be entitled to any right of conversion or any preemptive right to acquire any other security.

(c)    The shares of the Flex MMP shall not be entitled to a sinking fund.

(d)    For the Initial Dividend Period (as defined in Part II), the dividend rate on shares of the Flex MMP shall be the Initial Dividend Rate (as defined in Part II). For each Dividend Period (as defined in Part II) thereafter, the dividend rate shall be determined according to the procedures set forth in Part II. The liquidation preference of shares of the Flex MMP shall be as set forth in Part II, and shares of the Flex MMP may be redeemed on the basis set forth in Part II.

(e)    There are hereby classified as the Flexible Money Market Cumulative Preferred Stock (Flex MMP), 2002 Series A, 1,250,000 shares (the “Shares”) of the

Preferred Stock, in 1,250 Units, with each Unit consisting of 1,000 shares of the Flex MMP; not more than 1,250,000 shares of the Flex MMP may be issued.

(f)    No shares of the Flex MMP redeemed, purchased or otherwise acquired by the Company shall be reissued, resold or otherwise transferred by the Company as shares of the Flex MMP.

3.    The shares of the Flex MMP shall have the further relative rights, preferences and limitations set forth in Sections I through 6 of Division A of Article III of the Articles, and the rates, dates, terms and other conditions upon which distributions shall be payable thereon shall be as set forth in these Articles of Amendment.

4.    The designation of the Flex MMP, as herein provided, has been duly approved, and these Articles of Amendment have been duly adopted, by the Board of Directors of the Company on December 5, 2002. No shareholder action was taken, or was required to be taken, in connection with the adoption of these Articles of Amendment.

Part II

1.    DEFINITIONS.

(A).    Unless the context or use indicates another or different meaning or intent, or a term is otherwise defined in Part I, in these Articles of Amendment the following terms have the following meanings, whether used in the singular or plural:

“‘AA’ Composite Commercial Paper Rate,” on any date of determination, means (i) the Interest Equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated “AA” by S&P or “Aa” by Moody’s or the equivalent of such rating by another nationally recognized statistical rating organization, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date. If the Commercial Paper Dealers do not quote a rate required to determine the “AA” Composite Commercial Paper Rate, the “AA” Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealers. If the number of Dividend Period Days shall be (i) seven or more but fewer than 49 days, such rate shall be the Interest Equivalent of the 30-day rate on such commercial paper; (ii) 49 or more but fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper; (iii) 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent of the 60-day and 90-day rates on such commercial paper; (iv) 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper; or (v) 99 or more days but fewer than 183 days, such rate shall be determined by linear interpolation between the Interest Equivalents of the 90-day rate and the 180-day rate on such commercial paper.

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“Affected Dividend Payment Date” has the meaning set forth in paragraph 2(e).

“Affiliate” means any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Company.

“Applicable Rate” means, with respect to any Shares for any Dividend Period therefor, the rate per annum at which cash dividends are payable on such Shares for such Dividend Period.

“Auction” means a periodic implementation of the Auction Procedures.

“Auction Agent” means a commercial bank, trust company or other financial institution selected by the Company that has entered into an agreement with the Company to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as dividend disbursing agent and/or redemption agent for the Shares.

“Auction Procedures” means the procedures for conducting Auctions set forth in paragraph 5.

“Beneficial ownership” or “beneficially own” shall have the meanings ascribed to them under Rule 13d-3 under the Securities Exchange Act and “beneficial owner” shall have a corollary meaning.

“Board of Directors” means the Board of Directors of the Company or, to the extent permitted by applicable law, any duly authorized committee thereof or any duly authorized officer of the Company.

“Broker-Dealer” means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in paragraph 5, that has been selected by the Company and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

“Broker-Dealer Agreement” means an agreement between the Auction Agent and one or more Broker-Dealers pursuant to which each such Broker-Dealer agrees to follow the procedures specified in paragraph 5.

“Business Day” means a day on which the New York Stock Exchange, Inc. is open for trading and which is not a Saturday, Sunday or other day on which banks in Richmond, Virginia or New York, New York are authorized or obligated by law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Paper Dealer” or “Commercial Paper Dealers” means such commercial paper dealer or dealers as the Company may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

“Common Stock” means the common stock, without par value, of the Company.

“Date of Original Issue” means, with respect to the Shares, the date on which the Company originally issues such Shares.

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“Dividend Non-Payment Period” has the meaning set forth in paragraph 2(b)(iii)(B).

“Dividend Payment Date,” with respect to the Shares, includes each Initial Dividend Payment Date, Subsequent Dividend Payment Date and Period-End Dividend Payment Date.

“Dividend Period,” with respect to the Shares, includes the Initial Dividend Period and each Subsequent Dividend Period.

“Dividend Period Days,” with respect to any Dividend Period, means the calendar days included in such Dividend Period.

“Dividends Received Percentage” means the percentage of dividends received by corporate taxpayers which may be deducted for federal income tax purposes pursuant to Section 243(a)(1) of the Code (or any successor provision).

“DRD Formula” means the amount derived from the following fraction:

1—[.35(1-.70)]

1—[.35(1-DRP)]

“DRD Gross-Up Provisions” has the meaning set forth in paragraph 2(e).

“DRP,” as used in computing the DRD Formula, means the Dividends Received Percentage, measured as a fraction, applicable to the dividend in question; provided, however, that DRP shall in no event be less than .50.

“Existing Holder,” with respect to the Shares, means a Person who is listed as such in the Share Books.

“Holder” or “holder,” with respect to any Shares, means the record holder thereof.

“IRS” means the Internal Revenue Service.

“Initial Dividend Payment Dates,” with respect to the Shares, means each March 20, June 20, September 20 and December 20 of each year during the Initial Dividend Period, commencing March 20, 2003.

“Initial Dividend Period,” with respect to the Shares, means the period from and including the Date of Original Issue for the Shares to but excluding the Initial Period-End Dividend Payment Date for the Shares.

“Initial Dividend Rate,” with respect to the Shares, means $5.50 per annum for the Initial Dividend Period for the Shares.

“Initial Period-End Dividend Payment Date,” with respect to the Shares, means December 20, 2007.

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“Interest Equivalent” means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

“Maximum Applicable Rate” has the meaning set forth in paragraph 5(a)(vi).

“Minimum Holding Period” means, at the time of reference thereto, the minimum holding period then required for corporate taxpayers to be entitled to the dividends received deduction set forth in Section 243(a)(1) of the Code.

“Moody’s” means Moody’s Investors Service, Inc. or its successors.

“Non-Call Period,” with respect to the Shares, means a specified portion or the entirety of a Special Dividend Period for the Shares during which the Shares shall not be subject to Optional Redemption, as selected by the Company pursuant to a Notice of Special Dividend Period.

“Non-Payment Period” includes any Dividend Non-Payment Period and Redemption Non-Payment Period.

“Non-Payment Period Rate,” with respect to the Shares, means 275% of the Reference Rate applicable to such Shares.

“Notice of Redemption” means a written notice of redemption given pursuant to paragraph 4.

“Notice of Revocation” has the meaning set forth in paragraph 2(c)(iii).

“Notice of Special Dividend Period” has the meaning set forth in paragraph 2(c)(iii).

“Optional Redemption” means an optional redemption of Shares by the Company pursuant to paragraph 4(a)(i) or 4(a)(ii).

“Optional Redemption Date” means the Dividend Payment Date selected by the Company for an Optional Redemption, which is at least 30 days but not more than 90 days after delivery of a Notice of Redemption with respect to such Optional Redemption.

“Outstanding” means, as of any date, (i) with respect to the Shares, the Shares theretofore issued by the Company except, without duplication, (A) any Shares theretofore cancelled, or delivered to the Auction Agent for cancellation, or redeemed by the Company, or as to which a Notice of Redemption shall have been given and the full amount payable upon such redemption shall have been deposited in trust by the Company with irrevocable payment instructions given pursuant to paragraph 4(c), provided that Shares as to which a Notice of Redemption has been given by the Company shall be deemed to be not Outstanding for purposes of any Auction for such Shares held subsequent to the date of such Notice of Redemption and (B) any Shares as to which the Company or any Affiliate shall be an Existing Holder or beneficial owner and (ii) with respect to shares of other Preferred Stock, has the equivalent meaning.

“Parity Preferred” means, with respect to the Shares, each other Outstanding series of Preferred Stock the holders of which, together with the Holders of the Shares, shall be entitled to

5

the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the Company, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority of one over the other.

“Participant” means a participant of the Securities Depository that will act on behalf of an Existing Holder, a beneficial owner, or a Potential Holder or potential beneficial owner of one or more Shares.

“Period-End Dividend Payment Dates” include the Initial Period-End Dividend Payment Date and each Subsequent Period-End Dividend Payment Date.

“Person” means and includes an individual, a partnership, a Company, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Potential Holder” means any Person who is not an Existing Holder but who may be interested in acquiring Shares, or who is an Existing Holder but who wishes to acquire additional Shares.

“Preferred Stock” means any Preferred Stock of the Company, including the Shares, that the Board of Directors has authority to issue under the Articles.

“Redemption Non-Payment Period” has the meaning set forth in paragraph 2(b)(iv)(C)(1).

“Reference Rate” means, (i) with respect to a Dividend Period of 49 days to 183 days, the applicable “AA” Composite Commercial Paper Rate, (ii) with respect to a Dividend Period of 184 days to 364 days, the applicable U.S. Treasury Bill Rate, (iii) with respect to a Dividend Period of one year to ten years, the applicable U.S. Treasury Note Rate, and (iv) with respect to a Dividend Period in excess of ten years, the applicable U.S. Treasury Bond Rate.

“Regular Dividend Period” means a Subsequent Dividend Period consisting of 49 days as the same may be adjusted from time to time pursuant to paragraph 2(b)(i) in connection with the requirement of, or a change of law altering the requirements of, the Minimum Holding Period, but in no event exceeding 98 days.

“Retroactive Dividends” has the meaning set forth in Section 2(e).

“S&P” means Standard & Poor’s Ratings Services or its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Depository” means The Depository Trust Company or any successor Company or other entity elected by the Company as securities depository for the Shares that agrees to follow the procedures required to be followed by such securities depository in connection with the Shares.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Share Books” means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders, based on notices from the Company, from Existing Holders and from any Participant or Broker-Dealer of any Existing Holder.

“Shares” means the shares of Preferred Stock, liquidation preference $100 per share, plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared), designated as the “Flexible Money Market Cumulative Preferred Stock (Flex MMP), 2002 Series A” of the Company.

“Special Dividend Period” means a Subsequent Dividend Period consisting of at least 49 days as selected by the Company pursuant to a Notice of Special Dividend Period, to the extent that such selection by the Company shall be available pursuant hereto and subject to adjustment from time to time pursuant to paragraph 2(b)(i) in connection with the requirements of, or a change of law altering requirements of, the Minimum Holding Period.

“Subsequent Dividend Payment Date” has the meaning set forth in paragraph 2(b)(i).

“Subsequent Dividend Period” has the meaning set forth in paragraph 2(c)(i).

“Subsequent Period-End Dividend Payment Date,” with respect to each Subsequent Dividend Period, means the Business Day immediately succeeding the last day of such Subsequent Dividend Period.

“Substitute Commercial Paper Dealer” or “Substitute Commercial Paper Dealers” means such substitute Commercial Paper Dealer or substitute Commercial Paper Dealers as the Company may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

“Substitute Rating Agency” and “Substitute Rating Agencies” mean a nationally recognized statistical rating organization and two nationally recognized statistical rating organizations, respectively, each term as defined for purposes of Rule 436(g)(2) under the Securities Act, selected by the Company after consultation with each Broker-Dealer, to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the Shares.

“Sufficient Clearing Bids” has the meaning as defined in paragraph 5(a).

“Transfer Agent” means an commercial bank, trust company, other financial institution or other Company selected by the Company that has entered into an agreement with the Company to act as transfer agent and registrar for the Shares.

“U.S. Treasury Bill Rate” on any date means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available,

7

the Alternate Treasury Bill Rate on such date. “Alternate Treasury Bill Rate” on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

“U.S. Treasury Bond Rate” on any date means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Bond with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bond Rate on such date. “Alternate Treasury Bond Rate” on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Bond with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

“U.S. Treasury Note Rate” on any date means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. “Alternate Treasury Note Rate” on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

2.    DIVIDENDS.

(a)    The holders of Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the Applicable Rate determined as set forth in paragraph 2(c), payable on the respective Dividend Payment Dates for the Shares.

(b)

(i)    Dividends on Shares shall accumulate (whether or not earned or declared) at the Applicable Rate for such Shares from the Date of Original Issue and shall be payable, when, as and if declared by the Board of Directors, out of funds legally available therefor, on each Initial Dividend Payment Date for the Shares and on the Initial Period-End Dividend Payment Date for the Shares.

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Following the Initial Period-End Dividend Payment Date for the Shares, dividends on the Shares will be payable on each Subsequent Period-End Dividend Payment Date, and in addition, (A) with respect to any Subsequent Dividend Period of 100 days to 190 days, on the 91st day, (B) with respect to any Subsequent Dividend Period of 191 days to 281 days, on the 91st and 182nd days, (C) with respect to any Subsequent Dividend Period of 282 days to 364 days, on the 91st, 182nd and 273rd days, and (D) with respect to any Subsequent Dividend Period of one year or longer, on March 20, June 20, September 20 and December 20 of each year (each such date referred to in clause (A) through (D) above being herein referred to as a “Subsequent Dividend Payment Date”). Notwithstanding the foregoing, if any Dividend Payment Date is not a Business Day then such Dividend Payment Date shall be the immediately succeeding Business Day.

Notwithstanding the foregoing, if any date on which dividends on the Shares would be payable as described in the immediately preceding paragraph is a day that would result in the number of Dividend Period Days in the then current Dividend Period for the Shares not being at least equal to the then current Minimum Holding Period, then dividends with respect to such Dividend Period shall be payable on the first Business Day following such date on which dividends would be so payable that results in the number of Dividend Period Days in such Dividend Period being at least equal to the Minimum Holding Period or, if earlier, the 98th day of such Dividend Period. Moreover, notwithstanding the foregoing, in the event of a change in law altering the Minimum Holding Period, the Board of Directors shall adjust, if necessary, the number of Dividend Period Days in each Regular Dividend Period and the minimum number of days of each Special Dividend Period commencing after the date of such change in law to equal or exceed the Minimum Holding Period, provided that the number of Dividend Period Days in a Regular Dividend Period shall not exceed by more than nine days the length of the Minimum Holding Period and shall be evenly divisible by seven, as adjusted pursuant hereto, and shall in no event exceed 98 days.

Upon any change in the number of Dividend Period Days in any then current Dividend Period or in the number of days in a Regular Dividend Period or the minimum duration of a Special Dividend Period as a result of a change in the Minimum Holding Period, the Company will mail notice of such change to all holders of record of Shares. Although any particular Dividend Payment Date for the Shares may not occur on the day of the week or the date originally scheduled as a Dividend Payment Date for the Shares because of the adjustments set forth above, each succeeding Dividend Payment Date for the Shares shall occur, subject to such adjustments, on the day of the week or the date originally scheduled as a Dividend Payment Date for the Shares as if each preceding Dividend Payment Date had occurred on such day of the week or date.

(ii)    On or prior to any Dividend Payment Date for the Shares, the Company shall pay to the Auction Agent sufficient funds for the payment in full of all accumulated dividends with respect to the Shares payable on such Dividend Payment Date. Each dividend shall be paid to the holder or holders of the Shares as they appear on the Stock Books of the Company on the record date fixed by the Company’s Board of Directors prior to the applicable Dividend Payment Date.

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Dividends in arrears in respect of Shares for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the holder or holders of record of such Shares as they appear on the Stock Books on a record date fixed by the Board of Directors. Any dividend payment made on the Shares shall be applied, without duplication, in the following order of priority:

FIRST, in or toward payment of all accumulated dividends with respect to such earliest Dividend Period for such Shares for which dividends have not been paid; and

SECOND, in or toward payment of all then accumulated dividends with respect to each succeeding Dividend Period for such Shares for which dividends have not been paid.

(iii)    If the Company fails to pay to the Auction Agent on or prior to any Period-End Dividend Payment Date for the Shares the full amount of all accumulated and unpaid dividends payable on the Shares on such Period-End Dividend Payment Date, then:

(A)    if such failure to pay is cured as provided below, the Applicable Rate for the Shares for the Dividend Period commencing on the period-End Dividend Payment Date on which the Company failed to pay shall be equal to the dividend rate determined on the Auction Date immediately preceding such Period-End Dividend Payment Date; and

(B)    if such failure to pay is not cured as provided below, then, for the period (the “Dividend Non-Payment Period”) commencing on and including such Period-End Dividend Payment Date and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends shall have been deposited with the Auction Agent or otherwise made available for payment to the applicable Holders in same day funds (provided that, at least two Business Days but no more than 30 days prior to such Business Day, the Company shall have given the Auction Agent, the Securities Depository and the applicable Holders written notice of such deposit or availability):

(1)    each Subsequent Dividend Period shall be a Regular Dividend Period (regardless of any Special Dividend Period election made by the Company) and Auctions for the Shares shall be suspended and shall not resume, in each case until all accumulated and unpaid dividends on the Shares for all past Dividend Periods shall have been paid to the Auction Agent, not later than the second Business Day immediately preceding an Auction Date for the Shares; and

(2)    the Applicable Rate for the Shares during such Dividend Non-Payment Period shall be equal to Non-Payment Period Rate for the Shares.

(iv)    If the Company fails to pay to the Auction Agent on or prior to any date set for redemption of less than all of the Shares the full amount payable upon redemption of the Shares called for redemption, then:

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(A)    Auctions for the Shares shall be suspended and shall not resume until all amounts payable upon the redemption of the Shares called for redemption shall have been paid to the Auction Agent not later than the second Business Day immediately preceding an Auction Date for the Outstanding Shares;

(B)    If such failure to pay is cured as provided below, the Applicable Rate for the Shares for the Dividend Period commencing after the redemption date on which the Company failed to pay shall be equal to the Maximum Applicable Rate for the Shares (as determined on the Business Day immediately preceding the first day of such Dividend Period) and such Dividend Period shall be a Regular Dividend Period (regardless of any Special Dividend Period election made by the Company), unless on the Auction Date for such Dividend Period, Auctions for the Shares may be resumed as provided in clause (A) above; and

(C)    If such failure to pay is not cured as provided below, then:

(1)    Each Subsequent Dividend Period shall be a Regular Dividend Period regardless of any Special Dividend Period election made by the Company) and the Applicable Rate for the Shares not called for redemption for each Dividend Period, commencing on the date immediately succeeding the redemption date on which the Company failed to pay, to but excluding the Dividend Period, if any, next succeeding the Auction Date on which Auctions for the Shares may be resumed as provided in clause (A) above (the “Redemption Non-Payment Period”), shall be equal to the Non-Payment Period Rate for the Shares (as determined on the Business Day immediately preceding the first day of each such Dividend Period); and

(2)    the Applicable Rate for the Shares called for redemption for each Dividend Period for the Shares commencing on the date immediately succeeding the redemption date on which the Company failed to pay shall be equal to the Non-Payment Period Rate for the Shares (as determined on the Business Day immediately preceding the first day of each such Dividend Period).

For purposes of paragraphs 2(b)(iii) and 2(b)(iv), any such failure to pay with respect to the Shares shall be deemed cured if, not later than 12:00 noon, New York City time, on the third Business Day immediately succeeding such failure to pay, there shall have been paid to the Auction Agent (i) all accumulated and unpaid dividends on the Shares including the full amount of any dividends to be paid on the Period-End Dividend Payment Date with respect to which such failure to pay occurred but excluding amounts accumulated after such Period-End Dividend Payment Date, plus additional dividends in an amount computed by multiplying (A) the Non-Payment Period Rate for the Shares (as determined on the Business Day immediately preceding such Dividend Payment Date) by (B) a fraction, the numerator of which shall be the number of days in respect of which such failure to pay is not cured in accordance herewith (including the day such

11

failure to pay occurs and excluding the day such failure to pay is cured) and the denominator of which is 360, and multiplying the rate so obtained by the product of $100 and the number of Shares then Outstanding and (ii) the full amount payable upon redemption of the Shares called for redemption that have not been so redeemed, plus (except to the extent such amount has been paid pursuant to paragraph 2(b)(iv) above) an amount computed by multiplying (X) the Non-Payment Period Rate for the Shares (as determined on the Business Day immediately preceding the first day of the current Dividend Period), by (Y) a fraction, the numerator of which shall be the number of days for which such failure to pay is not cured in accordance herewith (including the day such failure to pay occurs and excluding the day such failure to pay is cured) and the denominator of which is 360, and multiplying the rate so obtained against the product of $100 and the number of Shares called for redemption that have not been so redeemed.

If the Company fails to pay the Auction Agent on or prior to any date for redemption of all the Shares the full amount payable upon such redemption of the Shares, then the Applicable Rate for the Shares for each Dividend Period or portion thereof commencing on or after the redemption date on which the Company failed to pay shall be equal to the Non-Payment Period Rate for the Shares (as determined on the Business Day immediately preceding the first day of each such Dividend Period).

(c)

(i)    During the Initial Dividend Period, the Applicable Rate for the Shares shall be the Initial Dividend Rate. Commencing on the Initial Period-End Dividend Payment Date for the Shares, the Applicable Rate for the Shares for the period commencing on and including the Initial Period-End Dividend Payment Date and ending on and including the calendar day immediately preceding the immediately succeeding Subsequent Period-End Dividend Payment Date and for each period thereafter commencing on and including each Subsequent Period-End Dividend Payment Date and ending on and including the calendar day immediately preceding to the immediately succeeding Subsequent Period-End Dividend Payment Date (each such period being herein referred to as a “Subsequent Dividend Period”), shall be equal to the rate per annum that results from implementation of the Auction Procedures with respect to Shares as the Auction Agent advises the Company following the conclusion of the Auction for such Shares.

Each Subsequent Dividend Period shall be a Regular Dividend Period unless the Company has duly selected a Special Dividend Period with respect thereto pursuant to paragraph 2(c)(iii) and such selection is available hereunder. In the event that Sufficient Clearing Bids have not been made in any Auction under paragraph 5, then the immediately succeeding Subsequent Dividend Period shall automatically be a Regular Dividend Period regardless of whether the Company has elected a Special Dividend Period.

In the event that an Auction for any Subsequent Dividend Period with respect to the Shares is not held for any reason (other than as a result of the existence and continuance

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of a Non-Payment Period), such Subsequent Dividend Period next succeeding the originally scheduled Auction shall automatically be a Regular Dividend Period and the Applicable Rate for such Subsequent Dividend Period shall be equal to the Maximum Applicable Rate on the business Day immediately preceding the commencement of such Subsequent Dividend Period.

The Applicable Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate, and each Dividend Period, commencing after the first day of, and during, a Non-Payment Period shall be a Regular Dividend Period regardless of any election made by the Company for a Special Dividend Period relating thereto.

(ii)    During the Initial Dividend Period and any Special Dividend Period in excess of 364 days in duration, the amount of dividends accumulated and payable, if declared, on each Share for each period that begins on a Dividend Payment Date and ends on the day immediately preceding the immediately succeeding Dividend Payment Date shall be computed by (A) multiplying the Applicable Rate for such Dividend Period by 25% and (B) multiplying $100 by the rate so obtained.

The amount of dividends accumulated and payable, if declared, on each Share on any Dividend Payment Date with respect to any Regular Dividend Period and any period during the Initial Dividend Period and any Special Dividend Period in excess of 364 days that is not set forth in clause (A) above will be computed by (X) multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which is the actual number of days in the portion of such Dividend Period prior to such Dividend Payment Date as to which dividends have not been paid and the denominator of which is 360, and (Y) multiplying $100 by the rate so obtained.

(iii)    The Company may, at its option and to the extent permitted by law, by written notice (a “Notice of Special Dividend Period”) to the Auction Agent and each Holder of the Shares, request that the next succeeding Dividend Period for the Shares be a number of days, at least as long as the Minimum Holding Period, specified in such notice, provided that such Notice of Special Dividend Period shall be null and void if Sufficient Clearing Bids have not been made in the relevant Auction and the Company may not again give a Notice of Special Dividend Period for the Shares (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to the Shares. Such Notice of Special Dividend Period shall be delivered or sent by the Company, by first-class mail, postage prepaid, to each Holder of the Shares, not less than 10 days nor more than 60 days prior to the Auction for the relevant Subsequent Dividend Period. A Notice of Special Dividend Period with respect to the Shares will specify (A) the Company’s determination of the length of the Special Dividend Period (which shall be equal to or longer than the Minimum Holding Period), (B) in the case of any Special Dividend Period in excess of 99 days in duration, any Subsequent Dividend Payment Date or Dates other than the Subsequent Period-End Dividend Payment Date for such Special Dividend Period, (C) if the Company has elected that the Shares will be subject to a Non-Call Period during such Special Dividend Period, a statement to that effect, (D) if the Company has specified that all or any portion of the Special Dividend Period will be a Non-Call Period and has elected that the DRD

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Gross-Up Provisions shall apply during such Special Dividend Period, a statement to that effect, and (E) if the Company has made the election specified in clause (D) and has affirmatively elected to have the right to redeem the Shares during such Special Dividend Period in accordance with paragraph 4(a)(ii), a statement to that effect. If the Company has given a Notice of Special Dividend Period, the Company may withdraw such election by giving telephonic and written notice of its revocation (a “Notice of Revocation”) to each Holder of the Shares by no later than 3:00 P.M., New York City time, on the Business Day immediately preceding the date of the Auction with respect to which such Notice of Special Dividend Period and Notice of Revocation were delivered, and in such event such election by the Company of a Special Dividend Period shall be of no force and effect. The Company shall deliver, or cause to be delivered, physically, by telecopier or by other written electronic communication, copies of each Notice of Special Dividend Period and each Notice of Revocation to the Auction Agent at the same time such notices are transmitted to the Holders of the Shares. In the event that the Company has effectively revoked its election of a Special Dividend Period for the Shares as described above, the next succeeding Dividend Period for the Shares shall be a Regular Dividend Period. No defect in a Notice of Special Dividend Period or in the mailing thereof shall affect the validity of any change in any Dividend Period.

(d)

(i)    Except as provided in these Articles of Amendment, Holders shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on any Shares, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on any Shares that may be in arrears.

(ii)    So long as any Shares are Outstanding, no dividend (other than a dividend in Common Stock and other than as provided in paragraph 2(d)(iii)) shall be declared or made upon any Parity Preferred, the Common Stock or any other shares of capital stock of the Company ranking junior to the Shares as to dividends or upon liquidation, nor shall any Parity Preferred, Common Stock or any other shares of capital stock of the Company ranking junior to the Shares as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (nor shall any funds be paid to, or made available for, a sinking fund for the redemption of any shares of such stock) by the Company (except by conversion into or exchange for Common Stock or shares of capital stock of the Company ranking junior to the Shares as to dividends or upon liquidation) unless, in each case, the full cumulative dividends on the Outstanding Shares shall have been or contemporaneously are, paid, or declared and a sum sufficient for the payment thereof has been or is set apart for such payment.

(e)    If, at any time prior to the date that is 18 months after the Date of Original Issue, any amendment to the Code shall have been enacted that has the effect of changing the Dividends Received Percentage, then the Applicable Rate with respect to such Shares for the Dividend Period in which the effective date of such amendment to the Code occurs will, to the extent that such amendment applies to such Dividend Period, be adjusted on and after such effective date for the remainder of such Dividend Period by multiplying the Applicable Rate (determined before such adjustment) by the DRD Formula and rounding the result to the nearest basis point. No amendment to the Code, other than a change in the percentage of the dividends

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received deduction set forth in Section 243(a)(1) of the Code or any successor provision which is enacted prior to 18 months after the Date of Original Issue, will give rise to an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Company shall receive either (1) an unqualified opinion of independent recognized tax counsel based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation or (2) a private letter ruling or similar form of assurance from the IRS, in either case to the effect that such an amendment would not apply to dividends payable on the Shares, then any such amendment shall not result in the adjustment provided for pursuant to the DRD Formula. The Company’s calculation of the dividends payable, as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Company, shall be final and not subject to review. Notwithstanding the foregoing, in no event shall the Applicable Rate for any Dividend Period, if and as adjusted from time to time as set forth above, be more than the Maximum Applicable Rate as of the Date of Original Issue of the Shares or the date of the preceding Auction, as the case may be.

If any such amendment to the Code which reduces the Dividends Received Percentage is enacted and becomes effective after a dividend payable on a Dividend Payment Date has been declared but before such dividend has been paid, the amount of dividends payable on such Dividend Payment Date shall not be increased; but instead, an amount equal to the excess, if any, of (x) the product of the dividends paid by the Company on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the reduced Dividends Received Percentage or 50%) less (y) the dividends paid by the Company on such Dividend Payment Date, will be payable (if declared) on the next succeeding Dividend Payment Date to Holders of the Shares for such succeeding Dividend Payment Date, in addition to any other amounts payable on such Dividend Payment Date.

If the Applicable Rate shall have been adjusted pursuant to the provisions of this paragraph 2(e) (the “DRD Gross-Up Provisions”), the Company shall send notice of such adjustment to each Holder of the Shares and the Auction Agent on or prior to the next succeeding Dividend Payment Date for the Shares.

Unless otherwise required by the context, any reference in these Articles of Amendment to dividends shall mean dividends adjusted pursuant to the DRD Gross-Up Provisions. The DRD Gross-Up Provisions shall apply at any time prior to the date ending 18 months after the Date of Original Issue. After such date, the DRD Gross-Up Provisions shall not apply to any Regular Dividend Period and shall only apply to any Special Dividend Period for the Shares if so specified by the Board of Directors in the applicable Notice of Special Dividend Period.

In addition, if any such amendment to the Code is enacted that reduces the Dividends Received Percentage and such reduction retroactively applies to a Dividend Payment Date as to which the Company previously paid dividends on the Shares (each, an “Affected Dividend Payment Date”), the Company will pay (if declared) additional dividends (the “Retroactive Dividends”) on the immediately succeeding Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, on the second immediately succeeding Dividend Payment Date following the date of enactment), to Holders of the Shares for such succeeding Dividend Payment Date, in an amount equal to the excess, if any, of (x) the product of the dividends paid by the Company on each Affected

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Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the reduced Dividends Received Percentage and 50%, applied to each Affected Dividend Payment Date) over (y) the dividends paid by the Company on each Affected Dividend Payment Date.

Retroactive Dividends will not be paid in respect of the enactment of any amendment to the Code if such amendment would not result in an adjustment due to the Company having received either an opinion of counsel or tax ruling referred to above. The Company will only make one payment of Retroactive Dividends.

No adjustments in the dividends payable by the Company will be made, and no Retroactive Dividends will be payable by the Company, because of any amendment to the Code effective at any time after 18 months following the Date of Original Issue that reduces the Dividends Received Percentage.

In the event that the amount of dividends payable per share of the Shares shall be adjusted pursuant to the DRD Formula and/or Retroactive Dividends are to be paid, the Company will cause notice of each such adjustment and, if applicable, any Retroactive Dividends, to be sent to each Holder of the Shares.

(f)    No fractional Share shall be issued.

3.    LIQUIDATION PREFERENCE.

The amount payable upon the Shares in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company shall be $100 per share ($100,000 per Unit) plus an amount equivalent to the accrued and unpaid dividends thereon, if any, to the date of such voluntary or involuntary dissolution, liquidation or winding up.

4.    REDEMPTION.

(a)    The Shares shall be redeemable by the Company as provided below:

(i)    Upon giving a Notice of Redemption with respect to an Optional Redemption to the Auction Agent, the Securities Depository and each holder of record of the Shares, the Company at its option may redeem the Shares, in whole or from time to time in part, out of funds legally available therefor, at a redemption price per Share of $100, on an Optional Redemption Date; provided that the Board of Directors shall have declared and shall pay on the redemption date all accumulated and unpaid dividends in respect of such Shares through the redemption date (whether earned or declared); and provided, further, that subject to Section 5(a)(ii) below, no Share may be redeemed at the option of the Company during (A) the Initial Dividend Period for the Shares or (B) a Non-Call Period to which such Shares are subject. Pursuant to such right of Optional Redemption, the Company may elect to redeem all or less than all of the Shares without redeeming the remaining Shares. Notwithstanding the foregoing, the Company may not give a Notice of Redemption relating to, or redeem pursuant to, an Optional Redemption as described in this paragraph 4(a)(i) if any dividend on any Share is in arrears unless all Outstanding Shares are simultaneously redeemed. So long as any dividend on any Share

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in arrears remains unpaid, the Company shall not purchase or otherwise acquire any Shares; provided that the foregoing shall not prevent the purchase or acquisition of Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to the holders of all Outstanding Shares.

(ii)    If at any time prior to the date that is 18 months after the Date of Original Issue, or, during any Special Dividend Period, all or a portion of which the Company has designated as a Non-Call Period and, with respect to which (i) the DRD Gross-Up Provisions apply and (ii) the Company has affirmatively elected to have the right to redeem the shares if it is required to pay additional dividends under the DRD Gross-Up Provisions, if designated by the Company and specified in the applicable Special Dividend Period Notice, one or more amendments to the Code are enacted that reduce the Dividends Received Percentage, and, as a result, the amount of dividends on the Shares payable on any Dividend Payment Date may be adjusted upwards pursuant to paragraph 2(e) hereof, the Company at its option may redeem all, but not less than all, of the Outstanding Shares, provided that, within 60 days of the date on which an amendment to the Code is enacted that reduces the Dividends Received Percentage, the Company sends notice to the holders of the Shares of such redemption. Any redemption of the Shares pursuant to this paragraph 4(a)(ii) will take place on the date specified in the notice, which will be not less than 30 nor more than 90 days from the date such notice is sent to the holders of the Shares. Any such redemption of the Shares will be at a redemption price of $102.50 per Share ($102,500 per Unit), plus all accumulated and unpaid dividends (whether or not declared and including any increase in dividends payable due to changes in the Dividends Received Percentage).

(b)    In the event that less than all the Outstanding Shares are to be redeemed and there is more than one Holder, the number of Shares to be redeemed shall be determined by the Board of Directors and communicated to the Auction Agent; and, if the Securities Depository or its nominee is the Holder of all such Shares, the Securities Depository will determine the number of Shares to be redeemed from the account of each Participant. Each Participant will determine the number of Shares to be redeemed from the account of each Holder for which it acts as agent and, if neither the Securities Depository nor its nominee is the Holder of all such Shares, the particular Shares to be redeemed shall be selected by the Company ratably or by lot, provided that adjustments may be made by the Company with respect to the number of Shares to be redeemed from each Holder to avoid redemption of fractional Units.

(c)    Whenever Shares are to be redeemed pursuant to an Optional Redemption, the Notice of Redemption shall be delivered or mailed by first-class mail, postage prepaid, not less than 30 nor more than 90 days prior to the date fixed for such Optional Redemption, to each Holder of such Shares to be redeemed and the Auction Agent.

The Notice of Redemption shall set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of Shares to be redeemed, (iv) the place where Shares are to be surrendered for payment of the redemption price, (v) a statement that dividends on the Shares to be redeemed shall cease to accumulate on such date that the Company pays the full amount payable upon redemption of such Shares, and (vi) the provision of these Articles of Amendment pursuant to which such redemption is being made. A Notice of Redemption, once

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given, is irrevocable. No defect in the Notice of Redemption or in the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

If the Company gives or causes to be given a Notice of Redemption, timely pays to the Auction Agent a sum sufficient to redeem the Shares as to which such Notice of Redemption has been given and gives the Auction Agent irrevocable instructions and authority to pay the full amount payable on redemption of such Shares to the Holders of such Shares, then on the date of such payment, all rights of the Holders of the Shares to be redeemed, as such, will terminate (except the right of the Holders of such Shares to receive the full amount payable upon redemption thereof upon surrender of the certificate or certificates therefor, but without interest) and such Shares will no longer be deemed to be Outstanding for any purpose (including, without limitation, the right of Holders of such Shares to vote on any matter or to participate, with respect to such Shares, in any subsequent Auction for the Units). In addition, any Shares as to which a Notice of Redemption has been given by the Company will be deemed to be not Outstanding for purposes of any Auction for the Shares held subsequent to the date of such Notice of Redemption. The Company will be entitled to receive from time to time from the Auction Agent the income, if any, derived from the investment of monies or other assets paid to it (to the extent that such income is not required to pay the redemption price of the Shares to be redeemed), and the holders of any Shares to be redeemed will not have any claim to such income.

(d)    So long as the Shares are held of record by the nominee of the Securities Depository, the amounts payable upon an Optional Redemption shall be paid to such nominee of the Securities Depository on the Optional Redemption Date for the Shares.

5.    AUCTION PROCEDURES.

(a)    CERTAIN DEFINITIONS.

As used in this paragraph 5, the following terms shall have the following meanings, unless the context otherwise requires:

(i)    “Auction Date” means the last Business Day preceding the first day of each Subsequent Dividend Period.

(ii)    “Available Units” has the meaning specified in paragraph 5(d)(i) below.

(iii)    “Bid” has the meaning specified in paragraph 5(b)(i) below.

(iv)    “Bidder” has the meaning specified in paragraph 5(b)(i) below.

(v)    “Hold Order” has the meaning specified in paragraph 5(b)(i) below.

(vi)    “Maximum Applicable Rate” for any Subsequent Dividend Period will be the Applicable Percentage of the Reference Rate. The “Applicable Percentage” will be determined based on the lower of the credit rating or ratings assigned on such date to

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the Shares by Moody’s and S&P (or if Moody’s or S&P, or both, shall not make such a rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) as follows:

Credit Ratings

Moody’s	S&P	Applicable Percentage of Reference Rate
“Aa3” or above	AA- or above	150%
“A3” to “A1”	A- to A+	200%
“Baa3 to “Baa1”	BBB- to BBB+	250%
Below “Baa3”	Below BBB-	275%

provided, however, that, if at 9:00 A.M., New York City time, on any Auction Date, (i) the rating of any Shares by Moody’s shall be on the “Corporate Credit Watch List” of Moody’s with a designation of “downgrade” or “uncertain,” (ii) the rating of any Shares by S&P shall be on the “Credit Watch” of S&P with a designation of “negative implications” or “developing” or (iii) if Moody’s or S&P, or both, shall not make such a rating available, the rating of any Shares by any Substitute Rating Agency shall be on the substantial equivalent of clause (i) or (ii) above, then the Maximum Applicable Rate for the Shares to which such Auction Date relates will be determined pursuant to an Applicable Percentage based on the credit rating that is one level lower in the above table (for example, from “A3” to “Baa1” for Moody’s, or from “BBB+” to “BBB” for S&P).

The Company shall take all reasonable action necessary to enable Moody’s and S&P (and, as appropriate, any Substitute Rating Agency or Substitute Rating Agencies) to provide a rating for the Shares. If neither S&P nor Moody’s shall make such a rating available, the Company, after consultation with the Broker-Dealers or their affiliates and successors, shall select a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations to act as a Substitute Rating Agency or Substitute Rating Agencies, as the case may be. If a Substitute Rating Agency or Substitute Rating Agencies are not available, the applicable rating shall be the highest rating last published by Moody’s, S&P or such Substitute Rating Agency or Substitute Rating Agencies.

(vii)    “Order” has the meaning specified in paragraph 5(b)(i) below.

(viii)    “Sell Order” has the meaning specified in paragraph 5(b)(i) below.

(ix)    “Submission Deadline” means 1:00 P.M., New York City time, on any Auction Date or such other time on the Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

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(x)     “Submitted Bid” has the meaning specified in paragraph 5(d)(i) below.

(xi)    “Submitted Hold Order” has the meaning specified in paragraph 5(d)(i) below.

(xii)    “Submitted Order” has the meaning specified in paragraph 5(d)(i) below.

(xiii)    “Submitted Sell Order” has the meaning specified in paragraph 5(d)(i) below.

(xiv)    “Sufficient Clearing Bids” has the meaning specified in paragraph 5(d)(i) below.

(xv)    “Winning Bid Rate” has the meaning specified in paragraph 5(d)(i) below.

(b)    ORDERS BY EXISTING HOLDERS AND POTENTIAL HOLDERS.

(i)    Beneficial owners and potential beneficial owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are beneficial owners and potential beneficial owners to the Auction Agent, designating themselves (unless otherwise permitted by the Company) as Existing Holders in respect of Units subject to Orders submitted or deemed submitted to them by beneficial owners and as Potential Holders in respect of Units subject to Orders submitted to them by potential beneficial owners. A Broker-Dealer may also hold Units in its own account as a beneficial owner or wish to purchase Units for its own account as a potential beneficial owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a beneficial owner or a potential beneficial owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers.

Prior to the Submission Deadline on each Auction Date:

(A)    each Existing Holder may submit to its Broker-Dealer information by telephone or otherwise as to:

(1)    the number of Units, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Subsequent Dividend Period;

(2)    the number of Units, if any, held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Subsequent Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

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(3)    the number of Units if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Subsequent Dividend Period; and

(B)    each Broker-Dealer will contact Potential Holders by telephone or otherwise to determine whether such Potential Holders desire to submit Bids in which such Potential Holders will indicate the number of Units, if any, which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Subsequent Dividend Period shall not be less than the rate per annum specified in such Bids.

For the purposes hereof, the communication by an Existing Holder pursuant to clause (A) above or by a Potential Holder pursuant to clause (B) above to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, of information referred to in clause (A) or (B) of this paragraph 5(b)(i) is hereinafter referred to as an “Order” and each Existing Holder and each Potential Holder placing an Order, including a Broker-Dealer acting in such capacity for its own account, is hereinafter referred to as a “Bidder”; an Order containing the information referred to in clause (A)(1) of this paragraph 5(b)(i) is hereinafter referred to as a “Hold Order”; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 5(b)(i) is hereinafter referred to as a “Bid”; and an Order containing the information referred to in clause (A)(3) of this paragraph 5(b)(i) is hereinafter referred to as a “Sell Order”. Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of its customers or itself, the provisions herein relating to the consequences of an Auction for Existing Holders and Potential Holders also apply to the underlying beneficial ownership interests represented thereby.

(ii)    (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

(1)    the number of Units specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

(2)    such number or a lesser number of Units to be determined as set forth in paragraph 5(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

(3)    a lesser number of Units to be determined as set forth in paragraph 5(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

(B)    A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

(1)    the number of Units specified in such Sell Order; or

(2)    such number or a lesser number of Units to be determined as set forth in paragraph 5(e)(ii)(C) if Sufficient Clearing Bids do not exist.

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(C)    A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

(1)    the number of Units specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

(2)    such number or a lesser number of Units to be determined as set forth in paragraph 5(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

(c)    SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT.

(i)    Each Broker-Dealer shall submit in writing or through the Auction Agent’s auction processing system to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer for the Auction to be conducted on such Auction Date, designating itself (unless otherwise permitted by the Company) as an Existing Holder or a Potential Holder in respect of Units subject to such Orders, and specifying with respect to each Order:

(A)    the name of the Bidder placing each Order (which shall be the Broker-Dealer unless otherwise permitted by the Company);

(B)    the aggregate number of Units that are the subject of such Order;

(C)    to the extent that such Bidder is an Existing Holder:

(1)    the number of Units, if any, subject to any Hold Order placed by such Existing Holder;

(2)    the number of Units, if any, subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

(3)    the number of Units, if any, subject to any Sell Order placed by such Existing Holder; and

(D)    to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder’s Bid.

(ii)    If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

(iii)    If an Order or Orders covering in the aggregate all of the Units held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline for any reason (including the failure of a Broker-Dealer to contact any Existing Holder or to submit an Order covering such Existing Holder’s Order or Orders), the Auction Agent shall deem a Hold Order (in the

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case of an Auction relating to a Regular Dividend Period) or a Sell Order (in the case of an Auction relating to a Special Dividend Period) to have been submitted on behalf of such Existing Holder covering the number of Units held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

(iv)    If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Units held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:

(A)    any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Units held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Units subject to such Hold Orders exceeds the number of Units held by such Existing Holder, the number of Units subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Units held by such Existing Holder;

(B)    (I) any Bids submitted on behalf of such Existing Holder shall be considered valid up to and including the excess of the number of Units held by such Existing Holder over the number of Units subject to any Hold Order referred to in paragraph 5(c)(iv)(A) above; (II) if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of Units that can be the subject of valid Bids after application of paragraph 5(c)(iv)(A) above and of subclause (I) of this paragraph 5(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of Units subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of Units; and (III) subject to subclauses (I) and (II) above, if more than one Bid submitted on behalf of such Existing Holder specifies different rates per annum, such Bids shall be considered valid in the ascending order of their respective rates per annum and in any such event the number of Units, if any, subject to Bids not valid under this paragraph 5(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

(C)    any Sell Order shall be considered valid up to and including the excess of the number of Units held by such Existing Holder over the number of Units subject to Hold Orders referred to in paragraph 5(c)(iv)(A) and valid Bids referred to in paragraph 5(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of Units subject to such Sell Orders is greater than such excess, the number of Units subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of Units equal to such excess.

(v)    If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of Units specified.

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(vi)    Any Order submitted by a Existing Holder or a Potential Holder to its Broker-Dealer, and any Order submitted by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

(d)    DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE RATE.

(i)    Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a “Submitted Hold Order”, a “Submitted Bid” or a “Submitted Sell Order”, as the case may be, or as a “Submitted Order”) and shall determine:

(A)    the excess of the total number of Units over the number of Units that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the “Available Units”);

(B)    from the Submitted Orders whether the number of Units that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

(1)    the number of Units that is the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

(2)    the number of Units that is subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Units in clause (1) above and this clause (2) are each zero because all of the Units are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as “Sufficient Clearing Bids”); and

(C)    if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the “Winning Bid Rate”) that, if:

(1)    each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the Units that are the subject of such Submitted Bids, and

(2)    each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the Units that are the subject of such Submitted Bids,

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would result in the number of Units subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available Units.

(ii)    Promptly after the Auction Agent has made the determinations pursuant to paragraph 5(d)(i), the Auction Agent shall advise the Company of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

(A)    if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Subsequent Dividend Period shall be equal to the Winning Bid Rate;

(B)    if Sufficient Clearing Bids do not exist (other than because all of the Units are the subject of Submitted Hold Orders), that the Subsequent Dividend Period next succeeding the Auction shall automatically be a Regular Dividend Period and the Applicable Rate for such next succeeding Subsequent Dividend Period shall be equal to the Maximum Applicable Rate; or

(C)    if all of the Units are the subject of Submitted Hold Orders, that the Subsequent Dividend Period next succeeding the Auction shall automatically be a Regular Dividend Period and the Applicable Rate for such next succeeding Subsequent Dividend Period shall be equal to 59% of the Reference Rate in effect on the date of such Auction.

(e)	ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF UNITS.

Based on the determinations made pursuant to paragraph 5(d)(i) the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

(i)    If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 5(e)(iii) and paragraph 5(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

(A)    the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Units that are the subject of such Submitted Sell Order or Submitted Bid;

(B)    the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Units that are the subject of such Submitted Bid;

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(C)    the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the Units subject to such Submitted Bid;

(D)    the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Units that are the subject of such Submitted Bid, unless the number of Units subject to all such Submitted Bids shall be greater than the excess (the “Remaining Excess”) of the Available Units over the number of Units subject to Submitted Bids described in paragraph 5(e)(i)(B) and paragraph 5(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Units, but only in an amount equal to the difference between (1) the number of Units then held by such Existing Holder subject to such Submitted Bid and (2) the number of Units obtained by multiplying (x) the number of Remaining Excess of the Available Units by (y) a fraction the numerator of which shall be the number of Units held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Units subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

(E)    the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Units obtained by multiplying (x) the difference between the Available Units and the number of Units subject to Submitted Bids described in paragraph 5(e)(i)(B), paragraph 5(e)(i)(C) and paragraph 5(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Units subject to such Submitted Bid and the denominator of which shall be the sum of the number of Units subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

(ii)    If Sufficient Clearing Bids have not been made (other than because all of the Units are subject to Submitted Hold Orders), subject to the provisions of paragraph 5(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(A)    the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Units that are the subject of such Submitted Bid;

(B)    the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Units that are the subject of such Submitted Bid; and

(C)    the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount

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equal to the difference between (1) the number of Units then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of Units obtained by multiplying (x) the difference between the Available Units and the aggregate number of Units subject to Submitted Bids described in paragraph 5(e)(ii)(A) and paragraph 5(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Units held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Units subject to all such Submitted Bids and Submitted Sell Orders.

(iii)    If, as a result of the procedures described in paragraph 5(e)(i) or paragraph 5(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Unit on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Units to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Unit purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole Unit.

(iv)    If, as a result of the procedures described in paragraph 5(e)(i), any Potential Holder would be entitled or required to purchase less than a whole Unit on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Units for purchase among Potential Holders so that only whole Units are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Units on such Auction Date.

(v)    Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Units to be purchased and the aggregate number of the Units to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Units to be purchased and such aggregate number of Units to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Units.

(f)    SUSPENSION OF AUCTION DURING NON-PAYMENT PERIOD.

Upon occurrence and during the continuance of a Non-Payment Period with respect to the Shares that has not been duly cured by the Company pursuant to paragraph 2(b), Auctions of the Units shall be suspended and shall not resume in each case until (A) in the case of a Dividend Non-Payment Period, all accumulated and unpaid dividends on such Shares for all past Dividend Periods shall have been paid to the Auction Agent, or (B) in the case of a Redemption Non-Payment Period in connection with an Optional Redemption of less than all of the Shares, all amounts payable upon such Optional Redemption of such Shares shall have been paid to the Auction Agent, in each case by 12:00 noon, New York City time, on the relevant Auction Date with respect to the Units, provided that, at least two Business Days but no more than 30 days prior to such Auction

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Date, the Company shall have given the Auction Agent, the Securities Depository and the applicable holders of record written notice of such deposit or availability.

(g)    MISCELLANEOUS.

The Company may interpret the provisions of this paragraph 5 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Existing Holders of Shares. An Existing Holder (A) may sell, transfer or otherwise dispose of Shares only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 5 through a Broker-Dealer, except that transfers of Shares may also be effected through means other than pursuant to Auctions provided that each such transfer shall be in a minimum quantity of one Unit or in multiples thereof and shall be valid and accepted by the Auction Agent only if such Existing Holder or its Broker-Dealer or Participant, as applicable, shall have advised the Auction Agent in writing of such transfer by 3:00 P.M. on the Business Day next preceding the Auction Date with respect to the Units, and (B) except as otherwise required by law, shall have the ownership of the Shares held by it maintained in book-entry form by the Securities Depository in the account of its Participant, which in turn will maintain records of such Existing Holder’s beneficial ownership. Neither the Company nor any Affiliate shall submit an Order in any Auction. Any Existing Holder that is an Affiliate shall not sell, transfer or otherwise dispose of Shares to any Person other than the Company. All of the Outstanding Shares shall be represented by one or more certificates registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Company’s option and upon its receipt of such documents as it deems appropriate, such Shares may be registered in the stock register in the name of the Existing Holder thereof and such Existing Holder thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

6.    MISCELLANEOUS.

The Board of Directors may interpret the provisions hereof to resolve any inconsistency or ambiguity which may arise or be revealed and if such inconsistency or ambiguity reflects an inaccurate provision hereof, the Board of Directors may, in appropriate circumstances, authorize the filing of an instrument to correct or resolve such inaccurate provision.

7.    NOTICES.

All notices or communications to the Company, unless otherwise specified in the Bylaws of the Company or these Articles of Amendment, shall be sufficiently given if in writing and delivered or mailed by first-class mail, postage prepaid, to Dominion Virginia Power, 120 Tredegar Street, Pump House, 2nd Floor, Richmond, Virginia 23219, attention: Treasury Department. Notice to the Company shall be deemed given on the earlier of the date received or the date seven days after such notice is mailed.

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8.    SECURITIES DEPOSITORY; STOCK CERTIFICATES.

(a)    If there is a Securities Depository, one or more certificates for all of the Shares shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Additional certificates may be issued as necessary to represent Shares. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of Shares contained in these Articles of Amendment. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the holder, and no Existing Holder shall receive certificates representing its ownership interest in such Shares.

(b)    If the Applicable Rate applicable to the Shares shall be the Non-Payment Period Rate or there is no Securities Depository, the Company may at its option issue one or more new certificates with respect to such Shares (without the legend referred to in paragraph (a) above) registered in the names of the Existing Holders or their nominees.

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Dated: December 6, 2002	VIRGINIA ELECTRIC AND POWER COMPANY

By:

/s/ G. SCOTT HETZER
Senior Vice President and Treasurer

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